                       1995 AMENDED AND RESTATED
                           CREDIT AGREEMENT

                                 AMONG

                              CULP, INC.


                                  AND


                       FIRST UNION NATIONAL BANK
                           OF NORTH CAROLINA


                                  AND


                            WACHOVIA BANK
                        OF NORTH CAROLINA, N.A.




                         $44,000,000 TERM LOAN
                      $33,500,000 REVOLVING LOAN


                             JULY 1, 1995

              1995 AMENDED AND RESTATED CREDIT AGREEMENT


               THIS 1995 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 1st day of July, 1995 (the "Credit Agreement" or "Agreement"), is made by and among CULP, INC., a North Carolina corporation (herein called the "Borrower"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("First Union"), WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association ("Wachovia") (First Union and Wachovia being referred to collectively herein as the "Banks"), and FIRST UNION, acting in the manner and to the extent described in Section 12 hereof (in such capacity, the "Agent").

                               RECITALS

               A. The Borrower and First Union were parties to a 1988 Credit Agreement, dated as of November 11, 1988 (the
     "1988 Credit Agreement"), pursuant to which First Union extended certain loans to the Borrower (collectively referred to as the "Original Loan").

               B. Subsequently, the Borrower and First Union executed the following amendments to the 1988 Credit Agreement (whereby the Original Loan was amended): an Amendment to 1988 Credit Agreement, dated as of October 30, 1989; a Second Amendment to 1988 Credit Agreement, dated as of January 26, 1990; a Third Amendment to 1988 Credit Agreement, dated as of February 6, 1990; a Fourth Amendment to 1988 Credit Agreement, dated as of November 27, 1990; a Fifth Amendment to 1988 Credit Agreement, dated as of August 19, 1991; a Sixth Amendment to 1988 Credit Agreement, dated as of October 24, 1991 and Amendment A to the Credit Agreement dated September 1, 1992.

               C.   The Borrower, First Union and Wachovia
     entered into a 1993 Amended and Restated Credit Agreement dated January 28, 1993 (the "1993 Credit Agreement"), which 1993 Credit Agreement amended and restated the 1988 Credit Agreement, as amended, in its entirety and further amended the Original Loan. The 1993 Credit Agreement was amended by a First Amendment to 1993 Amended and Restated Credit Agreement dated August 3, 1993, and a Second Amendment to 1993 Amended and Restated Credit Agreement dated November 1, 1993.

               D.   The Borrower, First Union and Wachovia
     entered into a 1994 Amended and Restated Credit Agreement dated April 15, 1994 (the "1994 Credit Agreement"), which 1994 Credit Agreement amended and restated the 1993 Credit Agreement, as amended, in its entirety and further amended the Original Loan. The 1994 Credit Agreement has been amended by a First Amendment to 1994 Amended and Restated Credit Agreement dated April 30, 1994 (the "First Amendment"); a Second Amendment to Amended and Restated Credit Agreement dated July 13, 1994 (the "Second Amendment"); a Third Amendment to 1994 Amended and Restated Credit Agreement dated November 1, 1994 (the

     "Third Amendment"); and a Fourth Amendment to 1994 Amended and Restated Credit Agreement dated March 6, 1995 (the "Fourth
     Amendment," and together with the First, Second and Third
     Amendments, the "Amendments").


               E. The Borrower, First Union and Wachovia desire to restate the 1994 Credit Agreement, as amended by the Amendments so that the parties' agreement regarding the Borrower's indebtedness will be contained in one restated agreement.

               F. The parties intend that this Agreement shall restate, supersede and replace in its entirety the 1994 Credit Agreement and all Amendments. This Agreement is not intended to and does not represent the making of new loans from the Banks to the Borrower, is not a novation, and the loans described hereunder shall continue to be secured by and enjoy the benefits of all of the Loan Documents not amended or replaced hereby or hereunder.

                        STATEMENT OF AGREEMENT

               NOW, THEREFORE, for good and valuable
     consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each of the Banks and the Agent hereby agree as follows:

     SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               "Acts" means the Comprehensive Environmental
     Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; the Clean Air Act, 42 U.S.C. Sec. 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 201 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sec. 11001 et seq.; and all other federal, state or local laws or rules and the regulations adopted and publications promulgated pursuant thereto, all as amended from time to time, regulating environmental matters.

               "Adjusted LIBOR Rate" means a rate per annum
     (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined pursuant to the following formula:

          Adjusted LIBOR Rate  =            LIBOR BASE RATE

                                    1 - LIBOR RESERVE PERCENTAGE

               "Agreement" means this 1995 Credit Agreement between the Borrower, the Banks and the Agent, as it may be amended, modified, supplemented or restated from time to time.

               "Applicable Margin" means the marginal rate of interest which shall be paid by Borrower after October 31, 1994, in addition to the Prime Rate or the Adjusted LIBOR
     Rate, as the case may be,
     which coincides to the ratio of Consolidated Funded Debt to Operating Cash Flow for Borrower (calculated quarterly with respect to the immediately preceding four calendar quarters), as specifically set forth in a separate letter agreement dated
     November 1, 1994 between the Borrower and the Banks as such letter may be amended, restated, modified or supplemented from time to time.

               "Borrower's Affidavit" means an affidavit dated as of April 15, 1994 in form and content acceptable to the Agent whereby the Borrower certified certain facts relative to the Mortgaged Properties.

               "Business Day" means a banking business day of both Banks in High Point, North Carolina.

               "Canada" means 3096726 Canada Inc., a Canadian corporation and a wholly-owned Subsidiary of the Borrower.

               "Capital Asset" means any asset that would, in accordance with generally accepted accounting principles in the United States, be required to be classified and accounted for as a capital asset.

               "Capital Expenditures" means, for any period, the aggregate cost (including repairs, replacements and improvements), less the amount of trade-in allowances included in such cost, of all Capital Assets acquired by the Borrower and any Subsidiary during such period, plus all Capital Lease Obligations of the Borrower and any Subsidiary incurred during the relevant period.

               "Capital Lease" means, as to the Borrower and its Subsidiaries, any lease of any property (whether real, personal or mixed) that would, in accordance with generally accepted accounting principles in the United States, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.

               "Capital Lease Obligations" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with generally accepted accounting principles in the United States, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease.

               "Closing Date" means April 15, 1994.

               "Consolidated Adjusted Current Liabilities" means the amount of all liabilities of the Borrower and its Subsidiaries which by their terms are payable within one year (including all indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of long term debt, but excluding the outstanding principal amount of the Revolving Credit Notes, except to the extent that such outstanding principal amount exceeds the amount of the Revolving Credit Commitments as they will stand one year in the future), all determined in accordance with generally accepted accounting principles in the United States.

               "Consolidated Current Assets" means cash and all other assets or resources of the Borrower and its Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year, all determined in accordance with generally accepted accounting principles in the United States.

               "Consolidated Funded Debt" means all indebtedness for money borrowed of the Borrower and its Subsidiaries, whether direct or contingent, as determined in accordance with generally acceptable accounting principles in the United States, including (without limitation) Capital Lease Obligations, the deferred purchase price of any property or asset or indebtedness evidenced by a promissory note, bond, guaranty or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements); minus amounts of restricted investments relating to industrial revenue bond financing ("IRB").

               "Consolidated Tangible Shareholders' Equity" of the Borrower and its Subsidiaries shall mean at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (on a consolidated basis and excluding intercompany items):

               (i) the amount of issued and outstanding share capital, plus

              (ii) the amount of additional paid-in capital, retained earnings (or, in the case of a deficit, minus the amount of such deficit), minus

             (iii) the sum of the following (without duplication or deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) all reserves, except legal reserves and other contingency reserves (i.e., reserves not allocated by specific purposes and not deducted from assets) which are properly treated as appropriations or surplus or retained earnings; (b) the book value of all assets which would be treated as intangibles under generally accepted accounting principles in the United States including, without limitation, capitalized expenses, goodwill, trademarks, trade names, franchises, copyrights, patents and unamortized debt discount and expense; and
                    (c) any treasury stock; plus

              (iv) the amount of unamortized goodwill arising from the acquisition by Borrower of certain of the assets of Rossville Companies, Inc., Chromatex, Inc. and

                    Rossville Velours, Inc. pursuant to a transaction which closed on November 1, 1993.


               "Consolidated Shareholders' Equity" of the
     Borrower and its Subsidiaries shall mean at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (on a consolidated basis and excluding intercompany items):

               (v) the amount of issued and outstanding share capital, plus

               (vi) the amount of additional paid-in capital, retained earnings (or, in the case of a deficit, minus the amount of such deficit).

               "Consolidated Total Liabilities" means the sum of the aggregate amount of all liabilities of the Borrower and its Subsidiaries, all determined in accordance with generally accepted accounting principles in the United States plus all guaranties of the obligations of third parties other than Subsidiaries; provided, however, that for the purposes of this definition, the amount of the Consolidated Funded Debt of the Borrower and its Subsidiaries relating to industrial revenue bond financing, and the amount of all guaranties of the Borrower and its Subsidiaries in connection with such financing, shall be deemed reduced by the amount of any unspent project funds held in trust for use in any industrial revenue bond project.

               "Current Maturities" means, at any time, the aggregate amount of all payments coming due and payable by the Borrower within the next twelve months in respect of indebtedness that by its terms matures more than one year from the date of creation thereof.

               "Default" means any occurrence, event, condition or omission that, with the giving of notice or the passage of time, or both, would constitute an Event of Default if the Borrower did not correct the same within the permitted time period, if any.

               "Environmental Indemnity Agreement" means that certain Certificate and Agreement Regarding Environmental Matters dated as of April 15, 1994, among the Borrower, the Agent and the Banks, as amended, modified, restated or replaced from time to time.

               "Environmental Reports" means written reports as delivered to the Banks prior to the Closing Date, relating to environmental matters, including, without limitation, full information as to the presence of Hazardous Substances, with respect to each of the Mortgage Properties, such reports to be in form and substance satisfactory to the Agent.

               "ERISA" means the Employee Retirement Income
     Security Act of 1974, as amended.

               "Event of Default" shall have the meaning specified in Section 11.1 hereof.

               "Existing Mortgage" means any mortgage or deed of trust which exists with respect to any of the Real Property of Borrower.

               "FIRPTA Affidavit" means the affidavit of Borrower, satisfactory to the Banks, that Borrower is not a "foreign person" as contemplated by Section 1445 of the Internal Revenue Code of 1986.

               "First Union Revolving Credit Commitment" means the commitment of First Union to make revolving loans to the Borrower pursuant to Section 4 hereof.


               "First Union Revolving Credit Note" means the promissory note evidencing the First Union Revolving Loan, substantially in the form of Exhibit 2-A hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

               "First Union Revolving Loan" means the Revolving
     Loan made by First Union to the Borrower pursuant to Section
     4 hereof.

               "First Union Term Loan" means the Term Loan of the principal amount indicated on Annex 1 hereto from First
     Union to the Borrower pursuant to Section 3 hereof.

               "First Union Term Note" means the promissory note evidencing the First Union Term Loan, substantially in the form of Exhibit 1-A hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

               "Fiscal Month" means a fiscal month of the Borrower, which is a 4- or 5-week period. The first Fiscal
     Month of each Fiscal Quarter is a 5-week period and the other two Fiscal Months in each Fiscal Quarter are 4-week periods.

               "Fiscal Quarter" means a fiscal quarter of the Borrower which is a 13-week period, the first of which begins on the first day of the Borrower's fiscal year.

               "Fiscal Year" means the fiscal year of the Borrower, which ends on the Sunday closest to April 30 of each calendar year.

               "Governmental Authorities" means collectively, the United States of America, the State of North Carolina, the State of South Carolina and any other political subdivision, agency, commission, bureau, court or any public or quasi-public instrumentality exercising jurisdiction over Borrower or any portion of the Mortgaged Property.

               "Governmental Requirements" means all laws, ordinances, decisions, judgements, decrees, rules, orders, writs, injunctions, permits, and regulations of any Governmental Authority applicable to, or the decisions or orders of any courts having jurisdiction over, Borrower or any portion of the Mortgaged Property, now or hereinafter in force, including but not limited to all land use, zoning, subdivision, building, setback, health, traffic, flood control, fire safety, Hazardous Substances, underground storage tanks, handicap and other applicable codes, rules, regulations and ordinances and the Americans with Disabilities Act of 1990 (Public Law 101-336, 42 U.S.C. (section mark)12101).

               "Hazardous Substances" means petroleum, petroleum by-products (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or any hazardous, dangerous or toxic substance, material, waste, pollutant or contaminate defined as such in (or for the purposes of) the Acts. The term Hazardous Substances shall include, without limitation, substances now or hereinafter defined as "hazardous substances", "toxic substances," "hazardous materials" or "contaminated waste" or similar terms in the Acts.

               "Improvements" means the "Improvements" as defined in any and all of the Mortgages.

               "Interest Expense" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of gross interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, plus capitalized interest of the Borrower and its Subsidiaries on a consolidated basis.

               "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates or currency exchange rates, including, without limitation, any "swap agreement" as defined in 11 U.S.C. (section mark) 101(55).

               "LIBOR Base Rate" means that rate per annum at which, in the good faith opinion of the Agent, United States Dollars in the amount of the principal balance of the applicable outstanding indebtedness and for a maturity equal to one Fiscal Month are currently being offered on the London Interbank market to major top credit quality banks, for immediate settlement, at 11:00 a.m. London time.

               "LIBOR Rate Loan" means a loan bearing interest based upon the Adjusted LIBOR Rate.

               "LIBOR Reserve Percentage" means the daily reserve percentage required of national banks on "Eurocurrency liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System. For purposes of calculation of the LIBOR Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D and further, without regard to whether the applicable Bank elects to actually fund the loan with "Eurocurrency liabilities." The Agent may elect from time to time, to waive application of the LIBOR Reserve Percentage on specified maturities with the approval of each Bank.

               "Lien Waiver" shall mean, with respect to any Real Property, the affidavit of Borrower in form and content satisfactory to Title Insurer certifying that there exist no mechanics' or materialmen's liens on such Real Property, or any conditions which could give rise to any such liens.

               "Loan Documents" means this Agreement, the Notes and all other documents, agreements or instruments which evidence or secure the Loans or which are exhibits to this Agreement, including, but not limited to, the Mortgages, the Mortgagee Consent, Title Policies, Surveys, Lien Waivers, Borrower's Affidavit, FIRPTA Affidavit, Environmental Indemnity Agreement, Environmental Reports, Security Agreement, and UCC Financing Statements, delivered to the Agent and the Banks in connection with the 1994 Credit Agreement. In addition, "Loan Documents" shall refer to any Interest Rate Agreement that may exist between the Borrower and any of the Banks.

               "Loans" means the Term Loans and the Revolving
     Loans, collectively. "Loan" means one of the Term Loans or Revolving Loans, as appropriate.

               "Mortgage" means any Deed of Trust and Security Agreement or Mortgage and Security Agreement dated as of April 15, 1994, from Borrower for the benefit of the Agent for the Banks, together with any future modifications thereof.

               "Mortgagee Consent" means a certificate in writing, satisfactory to the Banks, given by any mortgagee of Borrower, consenting to the subordinate lien of a Mortgage and confirming certain facts with respect to the Mortgage.

               "Mortgagee Subordination" means an instrument in writing in recordable form, satisfactory to the Banks, subordinating the lien of an Existing Mortgage to the lien of the Mortgage encumbering the same Mortgaged Property.

               "Mortgaged Property" means the Real Property conveyed or encumbered by any Mortgage.

               "Net Income" means, for any period, the net income
     (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with generally accepted accounting principles in the United
     States.

               "Notes" means the collective reference to the Revolving Credit Notes and the Term Notes.

               "Operating Cash Flow" (or "EBITDA") means, for any period of four consecutive quarters, Net Income for such period plus the sum of the following consolidated expenses of the Borrower and its Subsidiaries for such period, to the extent included in the calculation of such Net Income: (i) depreciation expense, (ii) amortization of intangible assets, (iii) Interest Expense for such period and (iv) income taxes for such period, all determined in accordance with generally accepted accounting principles in the United States.

               "Permitted Encumbrances" shall mean and include:

               (a)  those liens and encumbrances listed on
     Exhibit 4 hereof;

               (b) liens granted to financial institutions in connection with the Borrower's tax exempt bond financing arrangements listed on Exhibit 6 attached hereto and any extensions, modifications, refinancings, refundings or replacements thereto or thereof;

               (c)  (i) liens securing non interest-bearing
     purchase money obligations payable over a term of no more than two (2) years given to vendors of equipment and (ii) other liens securing purchase-money obligations not exceeding $1,000,000 in the aggregate at any one time;


               (d) liens on the accounts receivable, general intangibles, documents, contract rights, instruments, chattel paper and cash and noncash proceeds thereof, including returned, rejected or repossessed goods related thereto and billed and held inventory, of the Borrower or its Subsidiaries granted in connection with factoring arrangements; provided, however, that all such factoring arrangements shall be without recourse and the Borrower shall not incur any Consolidated Funded Debt in connection therewith;

               (e) liens granted from time to time pursuant to the prior written consent of the Banks;

               (f)  liens for taxes, assessments or similar
     governmental charges not in default or being contested in good faith;

               (g) worker's, mechanic's and materialmen's liens and similar liens incurred in the ordinary course of business remaining undischarged for not longer than 45 days from the attachment thereof, and easements which are not substantial in character and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

               (h) attachments remaining undischarged for not longer than 10 days from the making thereof;

               (i) liens in respect of final judgments or awards remaining undischarged for not longer than 10 days from the making thereof, unless execution on such judgment shall have been stayed pending appeal;

               (j) liens in respect of pledges or deposits under worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation; and

               (k) liens on the assets of Canada or Rayonese granted to the former shareholders of Rayonese securing the Rayonese Note.

               "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

               "Prime Rate" shall be that rate announced by First Union from time to time as its Prime Rate (which is one of several interest rates used by First Union) as that rate may change from time to time, with said changes to occur at the opening of business on the date the Prime Rate changes. First Union lends at rates both above and below the Prime Rate and such rate is not represented or intended to be the lowest or most favorable rate of interest offered by First Union.

               "Prime Rate Loan" means a loan bearing interest based upon the Prime Rate.

               "Rayonese" means Rayonese Textile Inc., a Canadian corporation.

               "Rayonese Acquisition" means the acquisition of the stock of Rayonese by Canada pursuant to the Share
     Purchase Agreement dated as of December 22, 1994 between
     Canada and certain shareholders of Rayonese.

               "Rayonese Note" means the promissory note or notes evidencing indebtedness of Canada to the former shareholders of Rayonese in partial payment for the stock of Rayonese purchased by Canada in the Rayonese Acquisition.

               "Real Property" means any real property owned or leased by Borrower or any of its Subsidiaries.

               "Required Banks" means at any time prior to the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof, Persons having at least 60% of the aggregate Revolving Credit Commitments, and at any time thereafter Persons holding 60% of the principal amounts outstanding under the Notes and under this Agreement (including Section 4.4 hereof); provided that for so long as First Union or Wachovia shall not have assigned all or any of its rights and obligations under this Agreement and the Notes pursuant to Section 13.3(c) hereof, "Required Banks" shall mean such Bank (Wachovia and/or First Union) and the foregoing requisite Persons.

               "Revolving Credit Commitments" means the aggregate of the First Union Revolving Credit Commitment and the Wachovia Revolving Credit Commitment, collectively. "Revolving Credit Commitment" means either the First Union Revolving Credit Commitment or the Wachovia Revolving Credit Commitment, individually, as appropriate.

               "Revolving Credit Notes" means the First Union Revolving Credit Note and the Wachovia Revolving Credit Note, collectively. "Revolving Credit Note" means either the First Union Revolving Credit Note or the Wachovia Revolving Credit Note, individually, as appropriate.

               "Revolving Loans" means the First Union Revolving
     Loan and the Wachovia Revolving Loan, collectively.
     "Revolving Loan" means either the First Union Revolving Loan or the Wachovia Revolving Loan, individually, as appropriate.

               "Revolving Loan Interest Rate" has the meaning set forth in Section 4.2 hereof.

               "Revolving Loan Termination Date" means, as to either of the Revolving Credit Commitments, the date on which the termination of all or a portion of such Revolving Credit Commitment, pursuant to Section 4.3 hereof, becomes effective.

               "Revolving Loan Maturity Date" shall mean March 1,
     1999.

               "Security Agreement" means that certain Security
     Agreement dated as of April 15, 1994, between the Borrower and the Agent for the benefit of the Banks, as amended, modified, restated or replaced from time to time.


               "Subsidiary" or "Subsidiaries" means any corporation of which more than 50% of voting stock at any time is owned or controlled directly or indirectly by the Borrower.

               "Survey" means any survey of Mortgaged Property as described in Section 9.23 hereof.

               "Term Loan Interest Rate" has the meaning set forth in Section 3.3 hereof.

               "Term Loans" means the First Union Term Loan and the Wachovia Term Loan, collectively. "Term Loan" means either the First Union Term Loan or the Wachovia Term Loan, individually, as appropriate.

               "Term Loan Maturity Date" shall mean March 1,
     2001.

               "Term Notes" means the First Union Term Note and the Wachovia Term Note, collectively. "Term Note" means either the First Union Term Note or the Wachovia Term Note, individually, as appropriate.

               "Title Insurer" means any of Lawyers Title
     Insurance Corporation, Chicago Title Insurance Company and
     Old Republic National Title Insurance Company.

               "Title Policy" means a loan title insurance policy with respect to any one of the Mortgaged Properties issued by a Title Insurer, which shall be an ALTA 1970 form of policy, if available, together with such endorsements as the Banks shall require.

               "Total Capitalization" is defined as Consolidated
     Funded Debt plus Consolidated Tangible Shareholders' Equity.

               "UCC Financing Statements" shall mean those UCC-1 Financing Statements showing Borrower as debtor and Agent, on behalf of Banks, as secured party, which are required to be filed in order to perfect the security interest granted by Borrower to Agent pursuant to the Security Agreement.

               "Wachovia Revolving Credit Commitment" means the commitment of Wachovia to make revolving loans to the Borrower pursuant to Section 4 hereof.

               "Wachovia Revolving Credit Note" means the promissory note evidencing the Wachovia Revolving Loan, substantially in the form of Exhibit 2-B hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

               "Wachovia Revolving Loan" means the revolving credit loan made by Wachovia to the Borrower pursuant to
     Section 4 hereof.

               "Wachovia Term Loan" means the term loan of the principal amount indicated on Annex I hereto from Wachovia to the Borrower pursuant to Section 2 hereof.

               "Wachovia Term Note" means the promissory note evidencing the Wachovia Term Loan, substantially in the form of Exhibit 1-B hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

               "Working Capital" means Consolidated Current
     Assets less Consolidated Adjusted Current Liabilities.

     SECTION 2.  Commitment and Security.

               2.1. Commitment. Each of the Banks severally agrees, upon the terms and conditions of this Agreement, to make Loans to the Borrower for the period and in the amounts herein set forth, so long as no Default or Event of Default exists under this Agreement.

               2.2. Security. As security for the Loans made by the Banks upon the terms and conditions of this Agreement, the Borrower hereby confirms that, pursuant to the Loan Documents, it has granted to the Agent on behalf of and for the ratable benefit of the Banks (i) a first security interest in the Borrower's equipment, inventory (excluding raw materials), accounts and fixtures (as each such term is defined in the Uniform Commercial Code as adopted and in effect from time to time in the State of North Carolina and the State of South Carolina), as described in and pursuant to the Security Agreement and (ii) a first lien on the Mortgaged Property, in each case subject only to Permitted Encumbrances.

     SECTION 3.  Loans Evidenced by Term Notes.

               3.1. Term Loans. Each Bank hereby severally agrees, on the terms and conditions of this Agreement and in reliance upon the representations and warranties made hereunder, to make a Term Loan to the Borrower in the principal amount indicated on Annex I attached hereto. The aggregate principal amount of the Term Loans is Forty-four Million Dollars ($44,000,000). The Term Loans shall be evidenced by the Term Notes, and the proceeds of the Term Loans have been advanced to the Borrower by the Banks.

               3.2. Term Notes. On the date hereof, the Borrower shall execute and deliver to each Bank a Term Note payable to the order of such Bank for the full amount of such Bank's
     Term Loan.

               3.3. Repayment of Term Loans. Each of the Term Loans shall bear interest at the Borrower's option at a rate per annum equal to (i) the Prime Rate or (ii) the Adjusted LIBOR Rate, in either case plus the Applicable Margin.

               The rate selected by the Borrower as provided in this Section 3.3 is sometimes herein referred to as the "Term Loan Interest Rate."

               Interest accruing with respect to the Term Loans shall be paid each Fiscal Month of the Borrower to the Agent for the ratable benefit of the Banks. The Agent shall exercise its best efforts to submit an invoice to the Borrower for a Fiscal Month's interest payment by the fourth Business Day of the next succeeding month; provided, however, that no failure on the part of the Agent to so deliver such invoice by such date will relieve the Borrower of its obligation to make such interest payment for such Fiscal Month. Each such invoice shall state the amount payable to each of the Banks under such invoice. The amount so accruing will be payable on the tenth Business Day of each Fiscal Month, following the date hereof, and continuing until payment in full of the Term Notes. The Agent is hereby authorized by the Borrower (but only on or after the tenth Business Day of such Fiscal Month of the Borrower) to debit an account of the Borrower (for the benefit of the Banks) with either of the Banks as designated by the Borrower in an amount equal to the amount then due and payable under this Section 3.3 by the Borrower to the Banks for such Fiscal Month. No late charge will be assessed against the Borrower with respect to any payment due hereunder until after the fifteenth day after the due date therefor.

               From time to time, the Borrower will select the applicable Term Loan Interest Rate based on quotes from the Agent. The Adjusted LIBOR Rate will be a fixed rate for one Fiscal Month. This rate option may be designated as of the first Business Day of a Fiscal Month, and such rates shall be effective as of the first day of the Fiscal Month and shall be in effect through the final day of the Fiscal Month. If the Term Loan Interest Rate is being calculated based on the Prime Rate, the rate shall adjust daily as changes occur in the Prime Rate.

               On or before 11:00 a.m. (Charlotte, North Carolina time) on the first Business Day of each Fiscal Month at the Borrower's request, the Agent shall notify the Borrower of the Term Loan Interest Rate options, and the Borrower may before 12:00 noon on such day designate to the Agent the applicable Term Loan Interest Rate which shall apply for such Fiscal Month. If the Borrower fails to designate an applicable Term Loan Interest Rate by 12:00 noon on such date, each of the Term Notes will bear interest for such Fiscal Month at the lower of the Term Loan Rate options on such date.

               The aggregate principal amount of the Term Loans shall be due and payable and shall be repaid by the Borrower to the Agent for the ratable benefit of the Banks in seventy-five (75) consecutive monthly installments, each in the amount of Five Hundred Thousand Dollars ($500,000.00), each such payment being due and payable on the tenth Business Day of each Fiscal Month for which such payment is due, commencing on December 14, 1994, and one installment in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00), due and payable on March 1, 2001. The final maturity date of each of the Term Notes is March 1, 2001.

               If a Bank gives notice of termination of its Revolving Credit Commitment pursuant to Section 4.3 hereof, then upon the Revolving Loan Termination Date that occurs thirteen months following such notice, the interest rate payable on such Bank's Term Note shall be permanently adjusted to the Prime Rate plus any Applicable Margin, subject to the provisions of Section 5.4 hereof.

               3.4. Optional Prepayment of Term Loans.  The
     Borrower shall have the right at any time, or from time to time, upon at least one (1) days' prior notice to the Agent, to prepay to the Agent the Term Loans in whole or in part, without premium or penalty; provided, however, that (i) each partial prepayment of the Term Loans shall be in the aggregate principal amount of at least $100,000; (ii) interest on the amount prepaid, accrued to the date of prepayment, shall be paid on such date of prepayment; and
     (iii) each such prepayment shall be applied, pro rata, to the First Union Term Note and to the Wachovia Term Note.

               Any prepayments of the principal amount of the Term Loans shall be applied, pro rata between each of the Banks, to the scheduled payments on the Term Loans in the inverse order of maturity.

     SECTION 4.  Loans Evidenced by Revolving Credit Notes.

               4.1. Revolving Loans. Each of the Banks severally agrees, upon the terms and conditions set forth herein, and only so long as no Default or Event of Default exists hereunder, to make loans to the Borrower under the Revolving Credit Notes on a pro rata basis up to the amount of such Bank's Revolving Credit Commitment (as specified on Annex I hereto) during the period from the Closing Date until the applicable Revolving Loan Termination Date. As to each of the Revolving Credit Commitments, during the period from the Closing Date to the Revolving Loan Termination Date applicable to such Revolving Loan, the Borrower may use such Revolving Loan by borrowing, paying or repaying the principal amount thereof, and reborrowing, paying or repaying the principal amount thereof, all in accordance with the terms and conditions of this Agreement; provided, however, that the outstanding principal amount of the Revolving Credit Notes shall not at any time exceed the aggregate amount of the Revolving Credit Commitments less the amount of Accepted Drafts (as hereinafter defined) then outstanding; and provided, further, that the amount advanced by a Bank pursuant to this Section 4.1 shall not exceed such Bank's Revolving Credit Commitment at any time. The
     Revolving Credit Notes, when duly executed and delivered by the Borrower, shall represent the obligations of the Borrower to pay the amounts of the Revolving Loans or the aggregate unpaid principal amount of all Revolving Loans made by the Banks, and interest due thereon. Borrowings under the Revolving Loans may be made on any Business Day
     (but not more frequently than three times during each calendar week) and are to be made in amounts of not less than $400,000 and in integral amounts of $100,000. The
     Borrower shall make requests for advances under the Revolving Loans by giving the Agent oral or written notice of the amount of such desired borrowing and the date the funds are to be received by the Borrower on or before 10:30 a.m. of the date such funds are to be received. The Agent shall promptly advise each Bank of the information contained in such notice and its proportionate share of such borrowing. No later than 12:00 noon on the date specified in such notice, each Bank shall make available to the Agent, in immediately available funds, its proportionate share of such borrowings.

               4.2. Payments of Interest and Principal. Loans made under the Revolving Credit Notes shall bear interest at the Borrower's option at a rate per annum equal to: (i) the Prime Rate or (ii) the Adjusted LIBOR Rate, in either case plus the Applicable Margin.

               The rate selected by the Borrower as provided in this Section 4.2 is sometimes herein referred to as the "Revolving Loan Interest Rate."

               Interest accruing with respect to the Revolving Loans shall be paid each Fiscal Month of the Borrower to the Agent for the ratable benefit of the Banks. The Agent shall exercise its best efforts to submit an invoice to the Borrower for a Fiscal Month's interest payment by the fourth Business Day of the next succeeding month (but after the end of the Borrower's previous Fiscal Month); provided, however, that no failure on the part of the Agent to so deliver such invoice by such date will relieve the Borrower of its obligation to make such interest payment for such Fiscal Month. Each such invoice shall state the amount payable to each of the Banks under such invoice. The amount so accruing will be payable on the tenth Business Day of each Fiscal Month, commencing on the first such interest payment date following the date of the first Revolving Loan, and continuing until payment in full of the Revolving Credit Notes. The Agent is hereby authorized by the Borrower (but only on or after the tenth Business Day of such Fiscal Month of the Borrower) to debit an account of the Borrower (for the benefit of the Banks) with either of the Banks as designated by the Borrower in an amount equal to the amount then due and payable under this Section 4.2 by the Borrower to the Banks for such Fiscal Month. No late charge will be assessed against the Borrower with respect to any payment due hereunder until after the fifteenth day after the due date therefor. Borrower shall immediately pay to the Agent, for the pro rata benefit of the Banks, on the date the Revolving Credit Notes become due and payable, the entire outstanding principal amount of the Revolving Loans, together with the accrued interest thereon through and including such date. The Borrower may make payments of principal on the Revolving Loans at any time and from time to time, provided that such payments must be in amounts of not less than $100,000 and in integral amounts of $100,000, and provided further that the Borrower may not make either a borrowing under Section 4.1 hereof or a payment of principal pursuant to this Section 4.2 more often than three times during any calendar week.

               From time to time Borrower will select the applicable Revolving Loan Interest Rate based on quotes from the Agent. The Adjusted LIBOR Rate will be a fixed rate for one Fiscal Month. This rate option may be designated as of the first Business Day of a Fiscal Month and such rates shall be effective as of the first day of the Fiscal Month and shall be in effect through the final day of the Fiscal Month. If the Revolving Loan Interest Rate is being calculated based on the Prime Rate, the rate shall adjust daily as changes occur in the Prime Rate.

               On or before 11:00 a.m. (Charlotte, North Carolina time) on the first Business Day of each Fiscal Month at the Borrower's request, the Agent shall notify the Borrower of the Revolving Loan Interest Rate options, and the Borrower may before 12:00 noon on such day designate to the Agent the applicable Revolving Loan Interest Rate which shall apply to such Fiscal Month. If the Borrower fails to designate an applicable Revolving Loan Interest Rate by 12:00 noon on such date, the Revolving Credit Notes will bear interest for such Fiscal Month at the lower of the Revolving Loan Rate options on such date.

               4.3. Termination or Reduction of Revolving Credit Commitments. Borrower shall have the right, upon written notice (effective upon receipt) to the Agent and each of the Banks, to terminate, or from time to time, to reduce, the Revolving Credit Commitments without premium or penalty, except as provided below. Any such reduction in the Revolving Credit Commitments shall in turn reduce, pro rata, the amount of the First Union Revolving Credit Commitment and the Wachovia Revolving Credit Commitment. Each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount equal to $1,000,000 or any integral multiple thereof. Each such reduction shall be accompanied by prepayment of the Revolving Credit Notes (each such payment being applied, pro rata, to the First Union Revolving Credit Note and the Wachovia Revolving Credit
     Note), together with accrued interest thereon, to the extent that the aggregate principal amount thereof then outstanding exceeds the Revolving Credit Commitments as so reduced. Any such prepayments shall be made to the Agent, for the ratable benefit of the Banks.

               Either of the Banks shall have the right to terminate its Revolving Credit Commitment upon thirteen (13) months' notice to the Borrower, the other Bank and the Agent (after which 13-month period the terminating Bank's Revolving Credit Note shall be due and payable in full); provided, however, that each Bank hereby agrees for the benefit of the other Bank that it will not exercise such right without affording the other Bank not less than ten
     (10) days' prior written notice of its intention to exercise such right. In any event, all Revolving Credit Commitments will terminate on March 1, 1999, at which time the Revolving Credit Notes shall be due and payable in full.

               4.4. Bankers' Acceptances.

               (a) Drafts. Subject to the terms and conditions hereof and in its sole discretion, either Bank may accept
     (in which case such Bank shall be referred to herein as an "Accepting Bank"), for the account of the Borrower and at the Borrower's request and without regard to the amount of the Accepting Bank's Revolving Credit Commitment, such drafts as the Borrower may from time to time designate (such drafts, upon being accepted by either such Bank, are referred to herein as "Accepted Drafts"); provided, however, that the Borrower shall not request either Bank to accept a draft if (i) the amount of such draft is less than $1,000,000 or is not in an integral multiple of $1,000,000; (ii) upon such Bank's acceptance of such draft the aggregate stated amount of outstanding Accepted Drafts would exceed the lesser of $33,500,000 or the then aggregate amount of the Revolving Credit Commitments; (iii) upon the Bank's acceptance of such draft the sum of the outstanding aggregate principal amount of the Revolving Loans plus the aggregate stated amount of outstanding Accepted Drafts would exceed the lesser of $33,500,000 or the then aggregate amount of the Revolving Credit Commitments; (iv) the date the draft is to mature is later than either (A) a Revolving Loan Termination Date on which all of such Bank's Revolving Loans will terminate or (B) ninety
     (90) days after the date the draft is presented to such Bank for acceptance; or (v) a Default or an Event of Default has occurred and is continuing. All such drafts requested pursuant to this
     Section 4.4 shall be substantially in the customary form of the Accepting Bank. The Accepting Bank shall promptly, upon the acceptance of a draft, notify the Agent and the other Bank of such Accepted Draft, specifying the date, amount and maturity thereof. The Accepting Bank shall also notify the Agent and the other Bank at such time as such Accepted Draft has matured and been paid in full by the Borrower.

               (b) Request for a Draft. Whenever the Borrower desires the acceptance of a draft it shall, in addition to providing such documents as the Accepting Bank may require, including a detailed statement describing the transaction, if any, to be financed by the draft, deliver the draft and accompanying information to the Accepting Bank no later than 11:00 A.M. (Charlotte, North Carolina time) at least two (2) Business Days in advance of the proposed date of acceptance.

               (c) Repayment. The Borrower shall pay to the Accepting Bank, in United States currency same-day-available funds, the amount of each Accepted Draft on or prior to its date of maturity. In the event that the Borrower fails to make timely such payment, the Accepting Bank may, on the Borrower's behalf, request a Loan under the Revolving Loans in the amount of such Accepted Draft by notice to the Agent, and such request for Loan by the Accepting Bank shall be deemed to have been made by the Borrower pursuant to Section
     4.1 hereof, whereupon the Banks shall, subject to the conditions set forth in this Agreement, honor such request and disburse such Loan to the Accepting Bank for and on behalf of the Borrower. For purposes of the immediately preceding sentence, however, the failure of the Borrower to pay to the Accepting Bank the amount of the Accepted Draft on or prior to its date of maturity shall not be considered a Default or Event of Default. The Borrower hereby irrevocably appoints such Accepting Bank as its attorney-in-fact for and on behalf of the Borrower to request such Loan. The power-of-attorney granted by this Section is coupled with an interest and is irrevocable as long as the Revolving Credit Commitments are outstanding.

               (d) Acceptance Rate. The Borrower agrees to pay the Accepting Bank, on demand, interest in respect of each Accepted Draft at a rate equal to the rate for bankers' acceptances of a term of 30, 60 or 90 days and of the proposed draft amount quoted by the Accepting Bank to the Borrower at the time of acceptance of the Accepted Draft and all reasonable out-of-pocket expenses incurred by such Bank in connection with the Accepted Draft. Because the Accepting Bank's rate for bankers' acceptances is subject to frequent change, any quotation of such a rate by the Accepting Bank to the Borrower shall not be valid if the Borrower does not present the Accepting Bank with a draft for acceptance immediately upon such quotation.

               (e) Compliance with Laws. The Borrower agrees to comply with all requirements of law in connection with the transaction financed by an Accepted Draft and shall perform such transaction in accordance with the description of the transaction, if any, submitted by the Borrower to the Accepting Bank upon the Borrower's request for acceptance of a draft.

               (f) Termination of Revolving Credit Commitment. Notwithstanding anything to the contrary herein, upon the acceleration of any of the Borrower's obligations hereunder after an Event of Default or upon the termination of a Revolving Credit Commitment hereunder, an amount equal to the aggregate amount of the outstanding Accepted Drafts shall, at the Accepting Bank's option and without demand upon or further notice to the Borrower, be deemed (as between such Bank and the Borrower) to have been paid or disbursed by the Bank under the Accepted Drafts (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Loan to the Borrower in the amount of such Accepted Drafts to have been made and accepted, which Loan shall be due and payable as provided herein.

               (g) Notwithstanding the foregoing, the Bankers' Acceptances option described in this Section 4.4 shall be available to the Borrower only in the event that, and so long as, the ratio of Consolidated Funded Debt to Operating Cash Flow shall be no greater than 2.25 to 1.0.

     SECTION 5.  The Notes.

               5.1. Computation of Interest. Interest on each of the Revolving Credit Notes and the Term Notes (the "Notes") shall be computed on the actual number of days elapsed, based on a year of 360 days.

               5.2. Payments.  All payments (including
     prepayments) made by the Borrower on account of principal, interest and fees shall be made at the office of the Agent referred to in Section 13.10 hereof, for the benefit of the Banks as appropriate, prior to 11:00 a.m., Charlotte, North Carolina time on the date of payment in immediately available funds and, when due or upon instruction from the Borrower, may be made by debit to the Borrower's account with the Agent (for the benefit of the Banks) or with either Bank as contemplated herein. Promptly upon receipt of any such payments the Agent shall remit each Bank's pro rata portion thereof to such Bank in immediately available funds or credit such amounts to an account which such Bank then maintains with the Agent.

               5.3. Facility Fee. The Borrower shall pay a facility fee equal to $100,500 (0.30%) per annum in respect of the Revolving Credit Commitments. Such fee shall be paid annually to the Agent for the ratable benefit of the Banks (based upon the Revolving Credit Commitments of each Bank), the first such annual payment being due on the Closing Date and subsequent annual payments being due on the anniversary dates thereof. The Agent shall submit an invoice to the Borrower with respect to each annual payment due hereunder, and each such invoice shall state the amount payable to each of the Banks under such invoice. In the event of the termination of the Revolving Credit Commitments pursuant to the second paragraph of Section 4.3 hereof, such fee shall be payable only with respect to that portion of a twelve-month period during which the Revolving Credit Commitments are in effect, and each Bank shall refund to the Borrower such Bank's pro rata share of any such excess facility fee payment. In the event of a reduction in the Revolving Credit Commitments at the election of the Borrower pursuant to the first paragraph of Section 4.3 hereof, no part of the facility fee paid by the Borrower for the year in which the notice of such a reduction is given shall be refunded, but the amount of the facility fee shall be adjusted as of the next anniversary date of the Closing Date after such reduction to an amount that bears the same proportion (0.30%) to the total Revolving Credit Commitments following such reduction as $100,500 bears to the total Revolving Credit Commitments as of the date hereof.

               5.4. Default Rate of Interest. Upon the occurrence of and during the continuance of an Event of Default, the principal amount outstanding under the Notes shall, at the option of the Required Banks (but only upon and after written notice to the Borrower of the Required Bank's exercise of their rights under this Section 5.4), bear interest at a rate per annum equal to the Prime Rate plus 2% (the "Default Rate"). Upon the occurrence and during the continuance of an Event of Default by reason of the failure by the Borrower to pay to the Accepting Bank any amounts due the Accepting Bank pursuant to Section 4.4(c) hereof, such amounts shall bear interest from the date due until paid at the rate per annum equal to the Default Rate.

               5.5. Late Charge.  A late charge of four percent
     (4%) of each payment past due for more than fifteen (15) days shall be added to the amount due with respect to such payment.

     SECTION 6. Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower for Capital Expenditures, for normal working capital requirements, to finance the Rayonese Acquisition (including the possible prepayment of the Rayonese Note in accordance with its terms) and to repay from time to time Accepted Drafts. The proceeds of the Term Loans, other than the proceeds made available by the Banks pursuant to the Third Amendment, shall be used by the Borrower to refinance and restructure existing indebtedness of the Borrower to First Union and Wachovia and for ongoing corporate purposes, and the additional Term Loan proceeds made available by the Banks pursuant to the Third Amendment shall be used, at such time or times as the Borrower may determine, to prepay in whole or in part certain subordinated indebtedness evidenced by a promissory note dated November 1, 1993 in the principal amount of $9,632,724 from the Borrower to Rossville Investments, Inc.

     SECTION 7. Representations and Warranties. In order to induce each of the Banks to enter into this Agreement and to make the Loans herein provided for, the Borrower, as of the Closing Date, represents and warrants to the Banks (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the initial Loans contemplated hereby) as follows, and the Borrower further represents and warrants that the following representations and warranties are true and correct in all material respects as of the date hereof, except (a) to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which has passed or expired as of the date hereof, (b) as may have been disclosed in writing by the Borrower to the Banks prior to the date hereof, and (c) any changes in the nature of the Borrower's business that have occurred since the date of the 1994 Credit Agreement that would render any such representation or warranty inaccurate or incomplete, so long as such changes (i) have occurred in the ordinary course of the Borrower's business and have not had, and will not have, a material adverse effect on the business, prospects or condition (financial or otherwise) of the Borrower, (ii) have been consented to in writing by the Banks, or (iii) are expressly permitted by this Agreement.

               7.1. Incorporation. Borrower and each Subsidiary are corporations duly organized, existing and in good standing under the laws of their respective jurisdictions of incorporation, and have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted, and, to the best of their knowledge, are duly qualified as foreign corporations to do business in every jurisdiction in which the nature of their respective businesses makes such qualification necessary (except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on their respective businesses) and are in good standing in such jurisdictions. Exhibit 3 contains a complete list of all of the Borrower's Subsidiaries and all of the Borrower's investments in other Persons.

               7.2. Power and Authority. Borrower is duly authorized under all applicable provisions of law to execute and deliver this Agreement, the Notes and the other Loan Documents and to execute, deliver and perform under this Agreement, and all corporate action on its part required for the lawful execution, delivery and performance thereof has been duly taken; and this Agreement, the Notes and the other Loan Documents upon due execution and delivery thereof, will be the valid and enforceable instruments and obligations of Borrower in accordance with their terms. Neither the execution of this Agreement nor the creation or issuance of the Notes or the other Loan Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, writ or decree or the articles of incorporation or bylaws of Borrower or any subsidiary, or any agreement or instrument to which Borrower or any Subsidiary is now a party, or create any lien, charge or encumbrance upon any of the property or assets of Borrower or any Subsidiary except for the liens created pursuant to the Loan Documents.

               7.3. Financial Condition. The consolidated balance sheet of Borrower and its Subsidiaries for the Fiscal Year ended as of May 2, 1993, and the related consolidated statements of income and retained earnings and consolidated statements of cash flow for the year then ended, certified by independent public accountants, copies of which have been furnished to the Banks, are correct, complete and fairly present the financial condition of Borrower and its Subsidiaries as at the date of said balance sheet and the results of their operations for such period. The interim consolidated balance sheet and interim consolidated statement of income and retained earnings and statements of cash flow as of or for the period ended January 30, 1994, prepared by the chief financial officer of the Borrower, copies of which have been furnished to the Banks, are true and correct and present fairly, subject to normal recurring year-end adjustments, the financial condition of Borrower and its Subsidiaries as of such date and the results of their operations for such period. The Borrower and its Subsidiaries do not have any material direct or contingent liabilities as of the date of this Agreement which are not provided for or reflected in the consolidated balance sheets dated January 30, 1994, or referred to in notes thereto or set forth in Exhibit 4 hereto. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the period involved. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of Borrower or any Subsidiary since January 30, 1994. No statement contained in this Agreement or in any schedule or exhibit hereto or in any certificate delivered (or to be delivered) pursuant hereto contains (or will contain) any material misstatement of fact or omit (or will omit) to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

               7.4. Title to Assets.  Borrower and its
     Subsidiaries have good and marketable title to their respective properties and assets, both real and personal property, including the properties and assets reflected in the financial statements and notes thereto described in
     Section 7.3 (the "Financial Statements"), except for such assets as have been disposed of since the date of the Financial Statements in the ordinary course of business or as are no longer useful in the conduct of their respective businesses, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except for Permitted Encumbrances.

               7.5. Absence of Pending Actions. There are no suits or proceedings pending before any court, quasi-judicial or administrative body or regulatory agency or, to the knowledge of Borrower, threatened against or affecting Borrower, the Real Property or the Improvements, or involving the validity or enforceability of the Loan Documents or relating to Borrower's actual use of the Real Property or involving any risk of a judgment or a liability the likely outcome of which would have a material adverse effect on the financial condition, business or properties of Borrower, the validity or lien priority of any Mortgage or Borrower's ability to perform its obligations under the Loan Documents, or any Lease respecting the Real Property or the Improvements, except as described in Exhibit 4 hereto.

               7.6. Contingent Liabilities. The Borrower and its Subsidiaries have not guaranteed any obligations of others and are not, to the best of their knowledge, contingently liable in any manner, direct or indirect, except as otherwise permitted under Section 10.2 hereof or as disclosed in the Financial Statements or Exhibit 4 hereto.

               7.7. Taxes. Borrower and its Subsidiaries have filed all tax returns required to be filed by them and all taxes due with respect thereto have been paid, and, except as described in Exhibit 4 hereto, no controversy in respect of additional taxes, state, federal or foreign, of Borrower or its Subsidiaries is pending, or, to the knowledge of Borrower, threatened. The federal and state income taxes of Borrower and its Subsidiaries have been examined and reported on or closed by applicable statutes for all Fiscal Years to and including the Fiscal Year ending April 30, 1990, and adequate reserves have been established for the payment of all such taxes for periods ended subsequent to April 30, 1990.

               7.8. Contract or Restriction Affecting Borrower. Neither the Borrower nor its Subsidiaries are parties to, nor are legally bound by any contract or agreement, or subject to any charter or other corporate restrictions, or subject to the renegotiation of any contract which does or may materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower or its Subsidiaries, except as disclosed or reflected in the Financial Statements or on Exhibit 4.

               7.9. Absence of Liens for Labor or Materials. To the best of Borrower's knowledge, except with respect to improvements currently being constructed on the Mortgaged Properties located in Anderson County, South Carolina and Alamance County, North Carolina, there are no unpaid bills for labor, materials, supplies or services furnished or to be furnished on or in connection with the Mortgaged Property for which lien waivers or satisfactory lien subordinations have not been obtained and delivered to the Banks and Title Insurer and which could result in a lien superior to the lien of any Mortgage.

               7.10. Permits and Licenses. Borrower has obtained, or will obtain, all required federal, state and local permits, licenses, approvals and authorizations, including those required by the Federal Environmental Protection Agency and any state or local authority charged with the enforcement or regulation of environmental and land use matters, and has complied in all material respects, or will comply in all material respects, with all building, safety, subdivision, zoning, land use and other requirements of any state, municipal or other governmental authority, pertaining to the construction or operation of the Improvements.

               7.11. Trademarks, Franchises and Licenses.
     Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct their respective businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Person.

               7.12. Adequate Access. The Mortgaged Property has adequate rights of access to public ways, as shown in the Surveys furnished to the Banks.

               7.13. Parking. To the best of Borrower's knowledge, parking sufficient to satisfy zoning requirements for the utilization of the Mortgaged Property as intended is available to the Mortgaged Property by permanent easement or otherwise and is encumbered by a Mortgage.

               7.14. ERISA. Borrower and each Subsidiary are in compliance in all material respects with all material requirements of ERISA applicable to it, and no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in ERISA).

               7.15. Environmental Matters. Except as set forth in Exhibit 4,

               (a)   the Real Property of Borrower and each
     Subsidiary is in compliance in all material respects with all Acts that are applicable to the Borrower, and the Borrower and each Subsidiary have obtained and currently maintain all licenses, permits and approvals required with respect to Hazardous Substances and are in compliance in all material respects with all such licenses, permits and approvals;

               (b) as of this date, none of the Real Property has been used to treat, store or dispose of Hazardous Substances, and no Hazardous Substances are located on, in or under any of the Real Property or used or emitted in connection therewith, except to the extent that Borrower has fully disclosed to the Banks in writing the existence, extent and nature of any such Hazardous Substances on, in or under any of the Real Property or used or emitted in connection therewith;

               (c) to the best of Borrower's knowledge and belief, no portion of any of the Real Property is part of a flood plain or flood hazard area or protected wetlands, except to the extent that Borrower has fully disclosed to the Banks in writing the existence, extent and nature of such flood plain, flood hazard area or wetlands; and

               (d)   Borrower has notified the Banks of
     Borrower's receipt of any citations, orders, notices, consent agreements, lawsuits, claims, or similar communication from a Governmental Authority or third party alleging a violation of any Acts (including allegations of a violation of the common law).

               7.16. No Default. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

     SECTION 8. Conditions of Closing. The obligation of the Banks to make the Loans herein provided for is subject to the continuing accuracy of all representations and warranties of the Borrower herein (except to the extent such representations and warranties shall become inaccurate solely as a result of subsequent occurrences permitted under this Agreement or otherwise disclosed to the Banks) and the performance of all agreements by Borrower contained herein, including the following:

               8.1.  Legal Opinions.    On the date hereof, and
     to the extent required by the Banks upon any further closing hereunder, the Banks shall have received the favorable opinion of Robinson, Bradshaw & Hinson, P.A., counsel for Borrower, addressed to the Banks, in form and substance satisfactory to the Banks.

               8.2.  Closing Documents. Borrower shall have
     delivered to the Banks on or prior to the date hereof:

               (a)   the executed Term Notes and Revolving Credit
     Notes and executed counterparts of this Agreement;

               (b)   corporate resolutions of the Board of
     Directors of the Borrower, in form satisfactory to the Banks, approving this Agreement, the Notes and the other Loan Documents and the transactions contemplated thereby and authorizing execution, delivery and performance thereof; and

               (c)   a copy of the Borrower's articles of
     incorporation and bylaws certified by the Secretary or Assistant Secretary of the Borrower to be true and correct copies as currently in effect.

     SECTION 9. Affirmative Covenants. Borrower covenants that, so long as any portion of the indebtedness evidenced by the Notes remains unpaid and unless the Banks otherwise consent in writing, it will:

               9.1.  Financial Reports and Other Data.

               (a)   As soon as practicable and in any event
     within 45 days after the end of each of the first three Fiscal Quarters of Borrower, deliver to each of the Banks (i) a consolidated and, if requested by the Banks, a consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and related statements of income and retained earnings and statements of cash flow for such Fiscal Quarter and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, setting forth in comparative form figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified by either the chief executive officer or the chief financial officer of Borrower to have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, subject only to changes resulting from normal, recurring year-end adjustments and (ii) a Form 10-Q as filed by the Borrower with the Securities and Exchange Commission with respect to such Fiscal Quarter.

               (b) As soon as practicable and in any event within 120 days after the end of each Fiscal Year, deliver to each of the Banks (i) a consolidated and a consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year, and related statements of income and retained earnings and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, and certified by and containing an opinion, reasonably acceptable to the Banks, from a firm of nationally recognized independent certified public accountants, and (ii) a Form 10-K as filed by the Borrower with the Securities and Exchange Commission with respect to such Fiscal year.

               (c) Furnish, at the reasonable request of either of the Banks, opinions of legal counsel, independent public accountants and officers' certificates satisfactory to such Bank, regarding matters incident to this Agreement. Upon delivery of the financial statements as required in Sections 9.1(a) and (b), the Borrower will furnish the Banks, with a certificate in the form of Exhibit 5 attached hereto as of the end of the preceding Fiscal Quarter, signed by Borrower's chief executive officer or chief financial officer. In addition, the Borrower shall give each of the Banks prompt written notice of a default or failure of performance under any material agreement or contract to which either the Borrower or a Subsidiary is a party or by which it is bound.

               (d) Promptly deliver to each of the Banks a copy of all (i) proxy materials submitted to the shareholders of the Borrower, (ii) reports and registration statements (including, without limitation, forms 10-K and 10-Q as required above) furnished to the Securities and Exchange Commission, or any governmental authority which is substituted therefor, or with any national securities exchange, and (iii) all reports relating to any "Reportable Event" as defined under ERISA.

               (e) With reasonable promptness, deliver such additional financial or other data as either of the Banks may from time to time reasonably request. Each of the Banks is hereby authorized (but only if required to do so) to deliver a copy of any financial statements or other information relating to the business operations or financial condition of the Borrower and its Subsidiaries which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over such Bank.

               9.2. Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments or other governmental charges (including the Impositions as defined in the Mortgage) which may lawfully be levied or assessed upon the income or profits of Borrower, or any Subsidiary, or upon any property, real, personal or mixed, belonging to Borrower or any Subsidiary, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim so long as (i) the Borrower contests the amount to be paid; (ii) the amount contested is $10,000 or more; (iii) the Borrower or such Subsidiary shall first deposit with the Agent for the benefit of the Banks or, if applicable, the Title Insurer, a bond or other security satisfactory to the Agent on behalf of the Banks in the amount being contested and (iv) the Borrower shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged.

               9.3. Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence; and, if the failure to do or cause to be done so would have a material adverse effect upon its business, do or cause to be done all things necessary to preserve and to keep in full force and effect its rights in any franchises, trade names, patents, trademarks and permits; and continue to engage principally in the business currently conducted by the Borrower.

               9.4. Insurance on Properties. Keep its business and properties insured at all times with responsible insurance companies and carry such types and amounts of insurance (including, without limitation, that required under the terms of Section 1.04 of the Mortgages) as are reasonably acceptable to the Banks and as are usually carried by corporations engaged in the same or similar businesses similarly situated and upon the request of either of the Banks furnish such Bank a certificate as to such insurance and such other information or documentation as may be required by the Agent or the Banks under the terms of
     Section 1.05 of the Mortgages.

               If any Improvements (existing or proposed) on the Mortgaged Property are or will be located in an area identified by the U.S. Department of Housing and Urban Development as an area having "special flood hazards", Borrower shall also furnish flood insurance in such amounts as may be required under applicable law and as are reasonably satisfactory to the Agent on behalf of the Banks.

               During the term of the Loans, the premium on each insurance policy described above shall be prepaid and the policy term renewed annually in the same form and with at least the same coverage as the preceding year, with the Agent on behalf of the Banks to receive evidence of renewal satisfactory to the Agent on behalf of the Banks at least thirty (30) days prior to expiration. Further, no such policy shall be subject to cancellation, nonrenewal or reduction of coverage unless the insurer has given the Banks at least thirty (30) days' prior written notice of such action.

               All insurance proceeds (net of all expenses of collection incurred by the Banks) under any insurance policies which are payable with respect to the Mortgaged Property by reason of damage, loss or destruction to any portion of the Mortgaged Property during the term of the Loans will be paid directly to the Banks and applied in accordance with the terms of Section 1.06 of the Mortgages.

               9.5. Maintain Property. Maintain those of its properties necessary for the conduct of its business in good order and repair and, from time to time, make all needful repairs, renewals, replacements, additions and improvements thereto.

               9.6. Right of Inspection. Permit any person designated by either Bank, at such Bank's expense, to visit and inspect any of the properties, corporate books and financial reports of Borrower and its Subsidiaries and to discuss their affairs, finances and accounts with their principal officers, all at such reasonable times and as often as such Bank may reasonably request.

               9.7. Condemnation Proceeds. In the event that any portion of the Mortgaged Property is taken by eminent domain or is conveyed by a deed in lieu thereof, all proceeds payable with respect thereto will be paid directly to the Banks and applied in accordance with the terms of
     Section 1.15 of the Mortgages.

               9.8. Covenant Extended to Subsidiaries. Cause each Subsidiary to do with respect to itself, its business and its assets, each of the things required of Borrower in
     Section 9.2 through 9.6, inclusive.

               9.9.  Borrower's Knowledge of Default.
     Immediately give notice to each of the Banks of the occurrence of any Default or Event of Default hereunder, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto.

               9.10. Suits or Other Proceedings. Upon Borrower's obtaining knowledge thereof, immediately give to each of the Banks written notice (i) of any litigation, dispute or proceeding involving a claim for $500,000 or more, instituted against Borrower or any Subsidiary, (ii) of all pending litigations, disputes and proceedings instituted against the Borrower or a Subsidiary if all such claims aggregate $500,000 or more, or (iii) of any attachment, levy, execution, or other process being instituted against any assets of Borrower or any Subsidiary with respect to a claim of $250,000 or more.

               9.11. Observe All Laws. Conform to and duly observe and cause each Subsidiary to conform to and duly observe in all material respects all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business which are known or should be known to the Borrower.

               9.12. Compliance with Laws; Governmental
     Approvals. Upon the occurrence of an Event of Default, or if the Banks reasonably believe that Borrower is not in material compliance with the same, and upon Banks' request, Borrower will furnish evidence satisfactory to the Banks that the Real Property and Improvements are currently in compliance in all material respects and will comply in all material respects with all Governmental Requirements and with all covenants, conditions, easements and restrictions to which the Real Property and Improvements are subject. Borrower will observe, conform and comply in every material respect with all Governmental Requirements relative to the construction and operation of the Improvements and the conduct of its business. The Borrower will be required to comply with and obtain and at all times keep in full force and effect such governmental approvals as may be necessary to comply with the Governmental Requirements relating to the Real Property and its occupancy.

               9.13. ERISA. Comply with and cause each Subsidiary to comply with all requirements of ERISA applicable to it, including the prompt payment of all liabilities and obligations arising under any Plan (as defined in ERISA), and furnish to each of the Banks as soon as possible, and in any event within thirty (30) days after the Borrower or duly appointed administrator of a Plan knows that any Reportable Event (as defined in ERISA) with respect to such Plan has occurred, an Officer's Certificate setting forth details as to such Reportable Event or any action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if such filing has been authorized.

               9.14. Payment of Obligations. Pay and cause each Subsidiary to pay, when due, all its material obligations and liabilities, except where the same (other than Consolidated Funded Debt) may be contested in good faith by appropriate proceedings diligently prosecuted and appropriate reserves for the accrual of same are maintained.

               9.15. [RESERVED]

               9.16. Shareholders' Equity. Maintain Consolidated Shareholders' Equity of not less than $67,500,000 from and after April 30, 1995 through that date which is one day prior to the last day of the Borrower's Fiscal Year ending in 1996; on the last day of Borrower's Fiscal Year ending in 1996 and on the last day of each subsequent Fiscal Year of the Borrower (the "Computation Date") and continuing in each period from the applicable Computation Date through that date which is one day prior to the end of the next Fiscal Year, the Borrower shall maintain Consolidated Shareholders' Equity of not less than the previous period's required Consolidated Shareholders' Equity plus fifty percent (50%) of Net Income (excluding for purposes of this Section 9.16 any net loss) of the Borrower for the Fiscal Year ending on such Computation Date (hereinafter referred to as the "Required Shareholders' Equity"); provided, that in the event for any Computation Date the Borrower's Consolidated Shareholders' Equity on such Computation Date exceeds the Required Shareholders' Equity on such Computation Date by more than $4,000,000, the Required Shareholders' Equity shall be increased for the period beginning on such Computation Date to that amount which is $4,000,000 less than the Borrower's Consolidated Shareholders' Equity on such Computation Date.

               9.17. [RESERVED]

               9.18. [RESERVED]

               9.19. Operating Cash Flow to Interest Expense. Maintain a ratio of (x)Operating Cash Flow less Capital Expenditures for such period, to (y) Interest Expense for such period, of at least 2.0 to 1.0 for each Fiscal Quarter from the Fiscal Quarter ending April 30, 1995 through and including the Fiscal Quarter ending

     January, 1996; 2.5 to 1.0 for each Fiscal Quarter thereafter through and including the Fiscal Quarter ending October, 1996; and
     3.0 to 1 for each Fiscal Quarter thereafter.

               9.20. Consolidated Funded Debt to Total
     Capitalization. Maintain a ratio of Consolidated Funded Debt to Total Capitalization not in excess of 1 to 1.67 (60%) for each Fiscal Quarter from the Fiscal Quarter ending April 1995 through and including the Fiscal Quarter ending October, 1995; 1 to 1.82 (55%) for each Fiscal Quarter from the Fiscal Quarter ending January, 1996 through and including the Fiscal Quarter ending October, 1996; and 1 to
     2.0 (50%) for each Fiscal Quarter thereafter.

               9.21. Environmental Provisions and Indemnity.

               (a) Borrower will promptly notify the Banks of any change in the nature or extent of (i) any Hazardous Substances maintained on, in or under the Real Property or used or emitted in connection therewith and (ii) any wetlands located on the Real Property.


               (b) Borrower will at all times while Agent has any interest in or lien on the Mortgaged Property, operate the Mortgaged Property in material compliance with the Acts (including any required remediation with respect to Hazardous Substances) and will insure that the Mortgaged Property continues to be in material compliance with all applicable federal, state and local environmental laws, statutes, ordinances and regulations, including but not limited to the Acts.

               (c) Borrower will notify Agent immediately upon receipt by Borrower of any citations, orders, notices, consent agreements, lawsuits, claims, or similar communication from a Governmental Authority or third party alleging a violation of any Act or a violation of the common law as it may relate to Hazardous Substances or wetlands.

               (d)   Borrower will obtain and maintain all
     licenses, permits and approvals required with respect to the existence, extent and nature of any Hazardous Substances on, in or under the Real Property or used or emitted in connection therewith and will remain in compliance in all material respects with all such licenses, permits and approvals.

               (e) Borrower will furnish to Agent promptly upon receipt copies of any and all environmental assessments, reports, studies, audits or approvals performed with respect to the Mortgaged Property or any portion thereof.

               (f) Borrower shall indemnify and hold the Agent and each of the Banks and each of their respective directors, officers, shareholders and employees harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs) judgments and expenses (including reasonable attorney's, consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against either of the Banks as a direct or indirect result of (i) any warranty, representation, covenant or portion thereof made by Borrower in this Section 9.21 or Section 7.15 being false or untrue in any respect or any requirement under any Act, which requires the elimination or removal of any Hazardous Substances by either of the Banks, Borrower or any transferee of Borrower or such Bank, (ii) any default by the Borrower in the observance or performance of the covenants and agreements contained in this Section 9.21, or (iii) as a result of any requirement under any Act or any agreement to which Borrower is a party or by which is bound; or (iv) which are imposed on Borrower, the Banks or any other party having an interest in the Mortgaged Property by any court or regulatory agency, in connection with the elimination, storage, handling, treatment or removal of any Hazardous Substances; provided, however, that Borrower's obligation to indemnify and hold harmless as set forth above shall not exist with respect to any matter which can be attributed solely to actions of the Banks or to circumstances which come into existence after Borrower has ceased to occupy and control any such Real Property.

               (g) The Required Banks shall have the right at any time and from time to time, if they have reasonable belief that Borrower is not in compliance with any Act, prior to full payment and satisfaction of the Loan Documents to arrange for or conduct environmental inspections of the Mortgaged Property (including, but not limited to, sampling of materials for laboratory analysis). The cost of such inspections shall be borne by Borrower.

               (h) Borrower's obligations hereunder to the Banks shall not be limited to any extent by the terms of the Loan Documents and, as to any act or occurrence prior to payment in full and satisfaction of the Loan Documents which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of the Loan Documents or foreclosure under the Loan Documents, or delivery of a deed in lieu of foreclosure.

               9.22. Title Insurance. (a) On the Closing Date, or upon recording of the respective Mortgages, Borrower will furnish to the Agent, at Borrower's expense, a Title Policy (or "marked-up" commitment for title insurance) with respect to each Mortgaged Property in accordance with the Title Commitments. Each Title Policy shall reference the applicable Mortgage as recorded and shall insure the Bank that such Mortgage is a valid lien on the applicable Mortgaged Property subject only to Permitted Encumbrances.

          Further, the Title Policy shall contain such title endorsements as the Banks may reasonably require.

               9.23. Survey. On the Closing Date, Borrower shall furnish to the Banks copies of an as-built survey of each of the

     Mortgaged Properties, each of which shall be in form and content acceptable to the Banks and, except as otherwise agreed by the Banks with respect to the Mortgaged Properties located in South Carolina, sufficient to enable the applicable Title Insurer to delete any general survey exceptions from its Title Policy.

               Upon the occurrence of any Event of Default or upon the completion of any exterior renovations, additions or expansions to any of the Improvements, the Agent on behalf of the Banks may require Borrower to furnish the Banks with a current as-built survey of the applicable Mortgaged Property in form and content acceptable to the Banks. The cost of such updated survey shall be borne by Borrower. Borrower shall also furnish each Bank with copies of any updated surveys of the Mortgaged Properties otherwise obtained by Borrower.

               9.24. Tax Roll Segregation. Borrower shall cause the Real Property to be segregated from all other property on the municipal tax rolls.

     SECTION 10. Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof until payment in full of the principal and interest on the Notes, unless each of the Banks shall otherwise have consented prior thereto in writing, it will not, nor will it permit any Subsidiary to, either directly or indirectly:

               10.1. Limitations on Liens. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, or permit any Subsidiary to incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, upon any of its property or assets of any character now owned or hereafter acquired including those arising under conditional sales or other title retention agreements except for Permitted Encumbrances and liens arising under the Loan Documents and except for consensual liens securing non interest-bearing purchase money obligations, payable over a term not to exceed two (2) years, given to vendors of equipment.

               10.2. Guarantee. Guarantee, assume, endorse or otherwise become or remain directly or contingently liable in connection with the obligations of any other Person, excluding any Subsidiary, or permit any Subsidiary to guarantee, assume, endorse or otherwise become or remain directly or contingently liable in connection with the obligations of any other Person, excluding the Borrower, other than:

               (i) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection;

              (ii) guaranties by the Borrower or any of its Subsidiaries of or with respect to industrial revenue bonds and obligations listed on
                    Exhibit 6
                    hereof and any extensions, modifications, refinancings, refundings or replacements thereto or thereof;

             (iii)  guaranties by the Borrower of the Rayonese
                    Note;

              (iv) guaranties of debts incurred by Globaltex LLC or Globaltex S.A. de C.V. in amounts that do not exceed $700,000 in the aggregate; and

               (v) other guaranties not exceeding $750,000 in the aggregate.


               10.3. [RESERVED]

               10.4. Consolidation or Merger. Enter into any transaction of merger or consolidation except that (i) another corporation may be merged into Borrower or a Subsidiary provided that no Default shall exist hereunder immediately before or following such merger, and (ii) a Subsidiary may merge into Borrower or another Subsidiary.

               10.5. Sale of Assets, Dissolution, etc. During any Fiscal Year transfer, sell, assign, lease or otherwise dispose of, or permit any Subsidiary to transfer, sell, assign, lease or otherwise dispose of, more than $5,000,000 in fair market value of its properties or assets except in the ordinary course of business, or any of its accounts (other than the sale of accounts in connection with the non-recourse factoring arrangements as described in Exhibit 8 hereto), notes, franchises or contract rights, or any stock or any indebtedness of any Subsidiary or any assets or properties necessary for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing, or permit any Subsidiary to do so, except that any Subsidiary may dissolve or transfer all or any part of its properties and assets to Borrower or another Subsidiary.

               10.6. Change in Ownership; Transfer of Mortgaged Property and Interests in Borrower. Except for any leasing permitted under the terms of this Agreement, neither Borrower nor any of its Subsidiaries shall, without the Required Banks' prior written consent, directly or indirectly sell, transfer, convey or lease all or any part of the Mortgaged Property or any interest therein, whether voluntary, involuntary or by operation of law, and shall not suffer or permit the same. Notwithstanding the preceding sentence, a taking of a portion of the Mortgaged Property by eminent domain (or a conveyance in lieu thereof) will not be considered a violation of this Section so long as the Borrower is entitled to receive the condemnation award or proceeds under the terms of Section 1.15 of the Mortgages.

               10.7. Loans and Investments. Make any investment, loan or advance of money, credit or property to any Person or Persons if, after giving effect to such investment, loan or advance, the aggregate amount of all outstanding investments, loans or advances made by the Borrower and its Subsidiaries since the date of this Agreement and that remain outstanding would exceed $5,000,000. The Borrower shall make no investments in or advances to any Subsidiary; provided, however, that the Borrower may make investments in and advances to Canada and Rayonese in an amount not to exceed $17,000,000, which shall be used to consummate the Rayonese Acquisition, to pay off debt of Rayonese, to purchase equipment to be used by Rayonese in its operations, to prepay the Rayonese Note if required in accordance with the terms of the Rayonese Note and to provide working capital to Canada and Rayonese.

               10.8. Fiscal Year.  Change the date of its Fiscal
     Year end from the Sunday closest to April 30.

               10.9. [RESERVED]

               10.10. Rental Obligations. Incur, create, assume or permit to exist during any Fiscal Year, in respect of leases of real or personal property, rental obligations or other commitments thereunder by Borrower and any of its Subsidiaries or make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, if the amount paid in or payable with respect to any such Fiscal Year exceeds ten percent (10%) of Consolidated Tangible Shareholders' Equity as at the end of the preceding Fiscal Year.

               10.11. Prepayments. Retire or prepay prior to its stated maturity any Consolidated Funded Debt (other than (i) non interest-bearing purchase money obligations payable over a period not to exceed two (2) years, given to vendors of equipment, (ii) certain subordinated indebtedness evidenced by a promissory note dated December 14, 1994 in the principal amount of $1,000,000 payable by the Borrower to Rossville Investments, Inc., and (iii) certain indebtedness to be evidenced by the Rayonese Note as contemplated by the Rayonese Acquisition) having a term of repayment in excess of one year, including any renewals, other than indebtedness to either of the Banks arising hereunder or obligations under industrial revenue bonds, or pay rental obligations more than 30 days in advance of the time for payment called for in the lease.

               10.12. Other Indebtedness. Incur any additional Consolidated Funded Debt (other than (1) indebtedness existing as of the Closing Date and any refinancings, refundings or extensions thereof, (2) the Rayonese Note, and
     (3) non interest-bearing purchase money obligations payable over a period not to exceed two (2) years given to vendors of equipment) without the prior written consent of each of the Banks, unless the proceeds of such indebtedness are applied (i) first, to reduce or pay in full the amounts outstanding in inverse order of maturity under the Term Loans, and (ii) second (provided the Term Loans have been paid in full), to repay pro rata to the Banks the amounts outstanding under the Revolving Credit Notes and under Section 4.4 hereof; provided, further, that no such additional indebtedness (a) shall have a maturity that is shorter than the maturity of the Loans contemplated by this Agreement, or (b) shall cause any undertakings or covenants of the Borrower in respect of such indebtedness to be more restrictive than those undertakings and covenants set forth herein. The amount of Revolving Credit Commitments shall also be reduced as of the date of the repayment pursuant to this Section by an amount equal to the repayment required pursuant to item (ii) of this Section.

     SECTION 11.  Events of Default.

               11.1. Definition. An "Event of Default" shall exist if any of the following shall occur:

               (a) Payment of Principal. The Borrower fails to make any payment of principal on any of the Notes within 15 days of the date such payment is due; or

               (b) Payment of Interest. The Borrower fails to make any payment of interest on any of the Notes within 15 days of the date such payment is due; or

               (c) Payment of Other Obligations. The Borrower or any Subsidiary defaults in the payment of principal or interest on any other Consolidated Funded Debt (other than the indebtedness to either of the Banks arising hereunder), or on any indebtedness incurred by reason of restrictive investments relating to industrial revenue bond financing, beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or conditions contained in any agreement under which any such obligation is created, if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

               (d)    Representation of Warranty.  Any
     representation made by Borrower herein, or in any schedule, exhibit or certificate furnished in connection with or pursuant to this Agreement shall be false, misleading or incomplete in any material respect on the date as of which made; or

               (e) Financial Covenants. The Borrower or any Subsidiary defaults in the performance or observance of any agreement or covenant contained in Sections 9.15 through 9.20, and Section 10 hereof, unless such default is waived by the Required Banks within ten (10) days after the Borrower acquires knowledge thereof; or

               (f)    Other Covenants.  The Borrower or any
     Subsidiary defaults in the performance or observance of any agreement, covenant, term or condition binding on it contained herein or in any instrument securing or guaranteeing any of the Notes and such default shall not have been remedied or waived by the Required Banks within thirty (30) days (or any shorter period set forth herein or in such agreement or document) after written notice shall have been received by it from either of the Banks; or

               (g)    Liquidation or Dissolution.  The
     commencement of the liquidation or dissolution of the Borrower, or suspension of the business of the Borrower or filing by either the Borrower or a Subsidiary of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of either Borrower or any Subsidiary indicating its consent to, approval of, or acquiescence in any such petition or proceeding, or the application by either the Borrower or any Subsidiary for (or the consent or acquiescence to) the appointment of a receiver or a trustee of either the Borrower or any Subsidiary or an assignment for the benefit of creditors, the inability of either the Borrower or any Subsidiary or the admission by either the Borrower or any Subsidiary in writing of its inability to pay its debts as they mature; or

               (h)    Bankruptcy, etc.  The filing of an
     involuntary petition against either the Borrower or any Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or Federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee of either the Borrower or any Subsidiary or for all or a material part of its property and the continuance of any of such action for sixty (60) days undismissed or undischarged; or the issuance of an order for attachment, execution or similar process against any material part of the property of either the Borrower or any Subsidiary and the continuance of any such order for ten (10) days undismissed or undischarged; or

               (i)    Order of Dissolution.  The entry of an
     order in any proceedings against the Borrower or any Subsidiary decreeing the dissolution or split-up of the Borrower or any Subsidiary; or

               (j) Judgment. The entry of a final judgment against the Borrower or a Subsidiary, which with other outstanding final judgments against the Borrower or any Subsidiary exceeds an aggregate of $25,000, if within twenty
     (20) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within ten (10) days after the expiration of any such stay such judgment shall not have been discharged.

               11.2. Remedies. If an Event of Default occurs, the Agent shall (subject to the provisions of Section
     13.3(d) hereof),

     (i) if requested by the Required Banks or, for so long as First Union or Wachovia shall not have assigned all or part of its rights and obligations under this Agreement and the Notes pursuant to Section 13.3(c) hereof, if requested by such non-assigning Bank, by notice to the Borrower, terminate the Revolving Credit Commitments and they shall thereupon terminate and (ii) if requested by the Required Banks or, for so long as First Union or Wachovia shall not have assigned all or part of its rights and obligations under this Agreement and the Notes pursuant to Section 13.3(c) hereof, if requested by such non-assigning Bank, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts due hereunder (together with accrued interest thereon) to be, and the Notes and other amounts due hereunder shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Agent and the Banks shall have such further remedies as may be provided in the Loan Documents, including, without limitation, foreclosure upon and sale of collateral security; provided that if any Event of Default specified in clause (g), (h) or (i) above occurs with respect to the Borrower, without notice to the Borrower or any other act by the Agent or the Banks, the Revolving Credit Commitments shall thereupon terminate and the Notes and all other amounts due hereunder (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Agent and the Banks shall have such further remedies as may be provided in the Loan Documents.

     SECTION 12.  The Agent.

               12.1. Appointment. The Banks hereby designate and appoint First Union as Agent to act as specified herein. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof and such other powers as are reasonably incidental thereto. Each Bank agrees that no Bank shall have any right individually to seek or to enforce the provisions of any of the Loan Documents or to realize upon the security granted by any mortgage or Security Agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Banks upon the terms of the Mortgages and the Security Agreement.

               12.2. Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent, nor any of its officers, directors, employees or agents, shall be liable to the Banks for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

               12.3.  Lack of Reliance on the Agent.
     Independently and without reliance upon the Agent, each Bank, to the extent it has deemed and shall deem appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the loans, or at any time or times thereafter. The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any other Loan Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, collectability, priority or sufficiency of this Agreement or the financial condition of the Borrower, or any other Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the financial condition of the Borrower, or any other Person or the existence or possible existence of any Default or Event of Default.

               12.4. Certain Rights of the Agent. If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall incur no liability to any Person by reason of so refraining. The Agent shall be fully justified in failing or refusing to take any action hereunder (i) if such action would, in the opinion of the Agent, as the case may be, be contrary to law or the terms of this Agreement, (ii) if it shall not receive such advice or concurrence of the Required Banks as it deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent (absent the Agent's gross negligence or willful misconduct) as a result of the Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Banks.

               12.5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               12.6. Indemnification. To the extent the Agent is not reimbursed and indemnified by or on behalf of the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their Revolving Credit Commitments hereunder (prior to the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Notes and other amounts due hereunder) and in proportion to the principal amounts due and owing each Bank from time to time hereunder (after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Notes and other amounts due hereunder), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, audits, costs, expenses or disbursements, finally determined by a court of competent jurisdiction and not subject to any appeal, to be resulting from the Agent's gross negligence or willful misconduct.

               12.7. The Agent in its Individual Capacity. With respect to its obligations to make Loans under this Agreement, and with respect to the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers as any other Bank or holder of a Note and may exercise the same as though it were not performing the agency duties specified herein; and the term "Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.

               12.8. Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Notes issued in exchange therefor.

               12.9. Reimbursement. Each of the Banks agrees to reimburse the Agent for such Bank's pro rata share (based on their respective Revolving Credit Commitments prior to the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Notes and other amounts due hereunder, and based on the principal amounts due and owing each Bank from time to time hereunder from and after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Notes and other amounts due hereunder) of the Agent's expenses to the extent the Agent is not reimbursed by the Borrower upon demand. If any amounts so paid to the Agent by the Banks are subsequently paid to the Agent by the Borrower or by a representative or successor in interest of the Borrower, the Agent shall promptly upon its receipt of any such amounts distribute the same to the Banks on the same basis as such amounts were originally paid by the Banks to the Agent. In no event shall the Banks be responsible for the normal overhead costs and expenses incident to the performance by the Agent of its agency duties hereunder.

               12.10. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans or commitment or facilities fee due hereunder) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans or commitment or facilities fee due hereunder, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 13.1 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Banks pursuant to Section 11.2, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

               12.11. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 12.6 of this Agreement against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

               12.12. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
     Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

               12.13. Annual Fee.  The Borrower shall pay to the
     Agent a fee in the amount of $12,500 per annum, which shall be payable (i) on November 1, 1995 and (ii) thereafter, annually in advance of November 1 of each year.

     SECTION 13.  Miscellaneous.

               13.1. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, for so long as First Union and Wachovia are the only Banks hereunder, be effective unless signed by both First Union and Wachovia and in no event shall any such amendment or waiver, unless signed by all the Banks, (i) change the Revolving Credit Commitment of any Bank or subject any Bank to any additional obligation,
     (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof,
     (v) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
     (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or (viii) release any guaranty given to support payment of the Loans.

               (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the Bank. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each Bank.

               13.2.  Ratable Sharing of Set-Offs, Payments.
     Each Bank agrees that if, prior to the occurrence of Event of Default and acceleration pursuant to Section 11.2 hereof, it shall, by exercising any right of set-off or counterclaim or otherwise, or by receipt of any funds from the Borrower or any other source for application to the obligations of the Borrower under this Agreement, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by it hereunder which is greater than the proportion received by the other Bank in respect of the aggregate amount of all principal and interest due with respect to the Notes held by such other Bank hereunder, the Bank receiving such proportionately greater payment shall purchase (to the extent of such proportionately greater payment) such participations in the Notes held by the other Bank, and such other adjustments shall be made, as may be required, so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata (based upon the outstanding principal and interest due with respect to each Note). Each Bank hereby agrees that if, from and after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof, it shall by exercising any right of set-off or counterclaim or otherwise or by receipt of any funds from the Borrower or any other source for application to the obligations of the Borrower pursuant to this Agreement, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Notes held by it and other amounts due it hereunder (including without limitation amounts due it pursuant to Section 4.4 hereof) which is greater than the proportion received by the other Bank in respect of the aggregate amount of all principal and interest due with respect to the Notes held by such other Bank and other amounts due it hereunder, the Bank receiving such proportionately greater payment shall purchase (to the extent of such proportionately greater payment) such participation in the Notes held by and other amounts due hereunder (including without limitation those due under Section 4.4 hereof) to the other Bank and such other adjustments shall be made as may be required, so that all such payments of principal and interest to the Banks with respect to the Notes held by and other amounts due hereunder shall be shared by the Banks pro rata (based upon all amounts due to the

     Banks hereunder, including without limitation under the Notes and under Section 4.4 hereof). Notwithstanding any contrary provision of this Section, however, (i) nothing in this Section shall impair the right of any Bank prior to the occurrence of an Event of Default, to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of any amounts due by the Borrower to such Bank under the provisions of Section 4.4 hereof, (ii) nothing in this Section shall impair the right of any Bank to exercise at any time any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or this Agreement, and (iii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from the other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing
     Bank) any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or other amounts due hereunder, acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Each Bank further agrees that, after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof, proceeds from any property securing the Loans shall be applied pro rata to the indebtedness (if any) owing to each Bank under Interest Rate Agreements between Borrower and such Bank only at such time after all of the principal and interest with respect to the Notes and other amounts due to each Bank hereunder (including, without limitation, those due under Section 4.4 hereof) shall have been paid in full.

               13.3. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

               (b) Either Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, and Note held by such Bank, the Revolving Credit Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans or for the payment of other amounts due hereunder,
     (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans or other amounts due hereunder or (iii) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment or facilities fee is payable hereunder from the rate at which the Participant is entitled to receive interest, facilities fee or commitment fee (as the case may be) in respect of such participation. Each Bank selling a participating interest in any Loan, Note, Revolving Credit Commitment or other interest under this Agreement shall, within ten Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant.

               (c) Any Bank may at any time, with the prior consent of Borrower whose consent shall not be unreasonably withheld, assign to a bank or financial institution (an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit 7, executed by such Assignee, such transferor Bank and the Agent (and, prior to the occurrence of an Event of Default, if the Assignee is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph
     (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Revolving Credit Commitment and (ii) no interest less than $5,000,000 may be sold by a Bank pursuant to this paragraph (c). Upon
     (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, and (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall for all purposes be a Bank party to this Agreement and shall have the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party thereto with a Revolving Credit Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the other Bank or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c) and upon request by such Assignee, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

               (d) In the event of a disagreement between the Banks as to whether the Loans and other amounts due hereunder should after the occurrence of an Event of Default hereunder be accelerated by the Agent or whether the Agent should proceed to foreclose against and sell collateral security, pursuant to the provisions of Section 11.2 hereof, the Bank or Banks desiring not to accelerate or to foreclose (the "Non-Electing Bank(s)") shall have the right to acquire all the rights and obligations under this Agreement, and the Notes, of the other Banks(s) (the "Electing Bank(s)"). To facilitate the right granted pursuant to this Section, the Agent shall, upon receipt of notice from any Electing Bank(s) requesting that it accelerate or foreclose pursuant to Section 11.2 hereof and prior to such acceleration or foreclosure, provide the Non-Electing Bank(s) notice thereof, whereupon the Non-Electing Bank(s) shall have a period of time not exceeding fifteen (15) days (except if such Non-Electing Bank is First Union, First Union shall have thirty (30) days) within which to elect by Notice to the Agent and the Electing Bank(s) to purchase the rights and obligations of the Electing Bank(s). Such purchase shall occur on the date (which shall be a Business Day) set forth in such notice not later than ten (10) days from the date of such notice. Such purchase shall be evidenced by an Assignment and Acceptance in the form of Exhibit 7. If there are two or more Non-Electing Banks, the Non-Electing Banks shall be entitled to purchase the rights and obligations of the Electing Banks in proportion to their Revolving Credit Commitments or, if the Revolving Credit Commitments have then been terminated, in proportion to the outstanding principal amounts of the Notes then held by such Non-Electing Banks.

               (e) Subject to the provisions of Section 13.4, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

               13.4.  Confidentiality.  Each Bank agrees to
     exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to the other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, either Bank or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 13.4.

               13.5. Unavailability of Adjusted LIBOR Rate. If, with respect to any Fiscal Month in which the Agent is requested by Borrower to provide an interest rate quote for a Term Loan Interest Rate or Revolving Loan Interest Rate based on the Adjusted LIBOR Rate and the Agent, in its sole opinion, determines that such a quote cannot be made because the LIBOR Base Rate is not available, then in that event, the Term Loan Interest Rate and Revolving Loan Interest Rate based on the Adjusted LIBOR Rate shall be suspended until such time as the Agent shall have concluded that the LIBOR Base Rate is available.

               13.6. Increased Costs. If, at any time after the date hereof, and from time to time, any Bank determines that the adoption or modification of any applicable law, rule or regulation regarding such Bank's required levels of reserves, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Bank with any of such requirements, has or would have the effect of (i) increasing such Bank's costs relating to the Loans hereunder, or (ii) reducing the yield or rate of return of such Bank on the Loans hereunder, to a level below that such Bank could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by the Agent or such Bank, pay to the Agent such additional amounts as (in such Bank's sole judgment, after good faith and reasonable computations, which determinations shall be conclusive absent manifest error) will compensate such Bank for such increase in costs or reduction in yield or rate of return of such Bank. No failure by the Agent or any Bank to demand payment of any additional amounts payable hereunder shall constitute a waiver of such Bank's right to demand payment of any amounts arising at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

               13.7. Headings; Table of Contents. The section and other headings contained in this Agreement and the Table of Contents which precedes this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

               13.8. Lawful Charges. It is the intent of the parties that the rate of interest and all other charges due from the

     Borrower be lawful, and if, for any reason, payment of a portion of interest or charges as required by this Agreement or the Notes or in connection with Accepted Drafts would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Notes or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law.

               13.9. Conflict of Terms. The provisions of the Notes and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with or inconsistent with any provision of the Notes or the other Loan Documents, the provision contained in this Agreement shall control.

               13.10. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made, in the case of telegraphic, telecopy, telex or cable communication, when the same is telegraphed, telecopied and the telecopy is confirmed by telephone or return telecopy, telexed and confirmed by telex answerback, or delivered to the cable company, respectively, when sent by a reputable overnight courier, when the same is delivered to the applicable address described below, and when mailed, when deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:

                The Borrower:     Culp, Inc.
                                  101 S. Main Street
                                  Post Office Box 2686
                                  High Point, North Carolina 27261-2686
                                  Attention:  Franklin N. Saxon
                                    Vice President and Chief Financial
                                    Officer
                                  Telecopy No. 910/887-7089

                First Union
                or the Agent:     First Union National Bank of North
                                    Carolina
                                  209 North Main Street
                                  Post Office Box 910
                                  High Point, North Carolina 27261
                                  Attention:  Alan Pike
                                    Vice President
                                  Telecopy No. 910/887-5856

                Copy to:          First Union National Bank of North
                                    Carolina
                                  201 South College Street
                                  Charlotte, North Carolina 28288-0656

                                  Attention:  Pat McCormick
                                  Telecopy No. 704/374-4820

                Wachovia:         Wachovia Bank of North Carolina
                                  200 North Main Street
                                  Post Office Box 631
                                  High Point, North Carolina 27261
                                  Attention:  Pete T. Callahan
                                    Vice President
                                  Telecopy No. 910/887-1962

               13.11. Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Notes and the other Loan Documents.

               13.12. Governing Law.  This Agreement and the
     Notes issued hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

               13.13. Enforceability of Agreement. Should any one or more of the provisions of this Agreement, the Notes or the other Loan Documents be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

               13.14. Stamp or Other Tax. Should any stamp or excise tax become payable under the laws of the United States or North Carolina, or a subdivision thereof or municipality therein in respect of this Agreement or the Notes or any modification hereof or thereof, Borrower shall pay the same (including interest and penalties if any) and shall hold each of the Banks harmless with respect thereto.

               13.15. Counterparts and Effectiveness.  This
     Agreement may be executed by the parties hereto in any number of counterparts and each counterpart shall be deemed to be an original but all shall constitute together but one and the same Agreement.

               13.16. Fees and Expenses. Whether or not any loans are made hereunder, the Borrower agrees to pay, or reimburse each of the Banks, for actual out-of-pocket expenses, including reasonable counsel fees, incurred by such Bank in connection with the preparation, execution, amendment, administration of this Agreement, the Notes and the other Loan Documents, and, with respect to enforcement of this Agreement, the Notes and the other Loan Documents, reasonable attorneys fees.

               13.17. Liens; Set Off by Banks. The Borrower hereby grants to each Bank a continuing lien for the Notes and all other indebtedness of Borrower to such Bank upon any and all monies, securities and other property of Borrower and its Subsidiaries and the proceeds thereof, now or hereafter held or received by, or in transit to, such Bank from or for Borrower, and also upon any and all deposits (general or special) and credits of Borrower and its

     Subsidiaries, if any, against such Bank, at any time existing. Upon the occurrence of any Event of Default as specified above, each such Bank is hereby authorized at any time and from time to time, without prior notice to Borrower and its Subsidiaries, to set off, appropriate and apply any and all items herein referred to against all indebtedness or obligations of Borrower to such Bank, whether under this Agreement, the Notes or otherwise, whether now existing or hereafter arising.

               13.18. Loan Documents. Any individual or collective reference to any of the Loan Documents in any of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party shall mean, unless otherwise specifically provided, such Loan Document as amended by this Agreement, and as it is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof, including without limitation, all references to the 1994 Amended and Restated Credit Agreement, which shall mean the 1994 Amended and Restated Credit Agreement as amended and restated hereby.

               13.19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with it, including without limitation that certain commitment letter agreement between the Borrower and First Union dated February 24, 1994.

               13.20. Survival of Certain Provisions Upon
     Termination. Upon termination of this Agreement, the provisions of the Sections of this Agreement, together with the definitions of the capitalized terms used therein, shall remain in full force and effect to the extent that such sections are incorporated by reference in any other agreement, instrument or document between the Borrower and the Agent or the Banks or either of them, acting in any capacity, or between the Borrower and any third party. Upon termination of this Agreement, the indemnity provisions of
     Section 9.21 shall remain in full force and effect.

               13.21. Accounting Terms and Computations.
     Whenever any accounting term shall be used in this Agreement or the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such accounting term, determination or computation shall, to the extent applicable and except as otherwise specified in this Agreement, be defined or made (as the case may be) in accordance with those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board or The American Institute of Certified Public Accountants or which have other authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended; provided, however, that there shall be no instance of upward revaluation of assets; provided, further, however, that if any change in generally accepted accounting principles from those applied in the preparation of the financial reports referred to in Section 9.1(a) and (b) hereof is occasioned by the promulgation of rules or regulations by the Financing Accounting Standards Board, or The American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the effective date of which change is after the date of said financial statements, and such change results in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect, such change as if such change had not been made; and provided, further, however, that until such time as the parties agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place.

               13.22. Obligations Several. The obligation of each Bank hereunder is several, and neither the Agent nor any Bank shall be responsible for the obligation or the commitment of any other Bank.

          IN WITNESS WHEREOF, Borrower and each of the Banks have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                   CULP, INC.

                                        /s/ Franklin N. Saxon
     [CORPORATE SEAL]              By:  ______________________________
                                        Vice President
     ATTEST:

     /s/ Henry H. Ralston
     __________________________
       (Assistant Secretary)


                                   FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA, for itself and
                                   as Agent

                                        /s/ K. Patrick McCormick
                                   By:  ______________________________
                                        Vice President



                                   WACHOVIA BANK OF NORTH
                                   CAROLINA, N.A.

                                        /s/ Pete T. Callahan
                                   By:  ______________________________
                                        Vice President

                                Annex I



                                   Commitment Amount   Commitment Amount        Percentage of
             Name of Banks            Term Loans        Revolving Loans     Aggregate Commitments

       First Union National           $26,400,000         $20,100,000               60.0%
         Bank of North Carolina
       209 North Main Street
       High Point, NC  27260


       Wachovia Bank of North         $17,600,000         $13,400,000               40.0%
         Carolina, N.A.
       200 North Main Street
       Post Office Box 631
       High Point, NC  27261

                                                      Exhibit 1-A


                 SECOND AMENDED AND RESTATED TERM NOTE




     $26,400,000                       High Point, North Carolina
                                                 __________, 1995


          FOR VALUE RECEIVED, CULP, INC,, a North Carolina corporation (herein called the "Borrower") , promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Bank"), or order, at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA at High Point, North Carolina, in lawful money of the United States of America, the principal amount of Twenty-six Million Four Hundred Thousand Dollars ($26,400,000), such principal amount to be payable in seventy-five (75) consecutive equal monthly installments of $300,000.00, payable on the tenth Business Day of each Fiscal Month of the Borrower commencing December 14, 1995 and (ii) one final installment of $3,900,000 payable on March 1, 2001, together with interest on the unpaid principal amount, such interest payments beginning on the tenth Business Day of the first Fiscal Month of the Borrower following November 1, 1994, as provided in the 1995 Amended and Restated Credit Agreement between the Borrower, the Bank (for itself and as Agent) and Wachovia Bank of North Carolina, N.A., dated as of July 1, 1995 (as amended, restated, modified or supplemented, the "Credit Agreement").

          This Note is the First Union Term Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of that First Amended and Restated First Union Term Note dated November 1, 1994. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

          In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorney's fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.


                                        CULP, INC.


     (CORPORATE SEAL]
     By:____________________________
                                             ______ President
     ATTEST:

     ____________________
     Secretary

                                                      Exhibit 1-B


                 SECOND AMENDED AND RESTATED TERM NOTE




     $17,600,000                       High Point, North Carolina
                                                 __________, 1995


          FOR VALUE RECEIVED, CULP, INC,, a North Carolina corporation (herein called the "Borrower") , promises to pay to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A. (the "Bank"), or order, at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (as the Bank's Agent and for the benefit of the Bank) at High Point, North Carolina, in lawful money of the United States of America, the principal amount of Seventeen Million Six Hundred Thousand Dollars ($17,600,000), such principal amount to be payable in seventy-five (75) consecutive equal monthly installments of $200,000.00, payable on the tenth Business Day of each Fiscal Month of the Borrower commencing December 14, 1995 and (ii) one final installment of $2,600,000 payable on March 1, 2001, together with interest on the unpaid principal amount, such interest payments beginning on the tenth Business Day of the first Fiscal Month of the Borrower following November 1, 1994, as provided in the 1995 Amended and Restated Credit Agreement between the Borrower, the Bank and First Union National Bank of North Carolina for itself and as Agent, dated as of July 1, 1995 (as amended, restated, modified or supplemented, the "Credit Agreement").

          This Note is the Wachovia Term Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein.
     This Note is a replacement of that First Amended and Restated Wachovia Term Note dated November 1, 1994. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

          In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorney's fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.


                                        CULP, INC.


     (CORPORATE SEAL]
     By:____________________________
                                             ______ President
     ATTEST:

     ____________________
     Secretary

                                                      Exhibit 2-A


           THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

     $20,100,000                       High Point, North Carolina
                                                 __________, 1995

          FOR VALUE RECEIVED, CULP, INC,, a North Carolina corporation (herein called the "Borrower") , promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Bank"), or order, on the Revolving Loan Termination Date (as defined in the 1995 Amended and Restated Credit Agreement dated as of July 1, 1995 between the Borrower, the Bank (for itself and as Agent) and Wachovia Bank of North Carolina, N.A. (as amended, restated, modified or supplemented, the "Credit Agreement")), at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, High Point, North Carolina, in lawful money of the United States of America, the principal amount of Twenty Million One Hundred Thousand and No/100 Dollars ($20,100,000). This Revolving Credit Note shall bear interest on the outstanding principal balance from time to time as provided in the Credit Agreement and interest shall be payable at the times set forth in the Credit Agreement.

          Notwithstanding the foregoing, the Borrower shall be liable for payment to the Bank only for such principal amount of the First Union Revolving Loan (as defined in the Credit Agreement) as is outstanding, together with interest at the rate per annum as aforesaid on the principal amount outstanding from the date of advance.

          This Note is the First Union Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of that Second Amended and Restated First Union Revolving Credit Note dated March 6, 1995. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

          In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorneys' fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.

     [CORPORATE SEAL]              CULP, INC.

     ATTEST:                       By:  _________________________
                                        ________ President
     ______________________
     Secretary

                                                      Exhibit 2-B


           THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

     $13,400,000                       High Point, North Carolina
                                                 __________, 1995

          FOR VALUE RECEIVED, CULP, INC,, a North Carolina corporation (herein called the "Borrower") , promises to pay to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A. (the "Bank"), or order, on the Revolving Loan Termination Date (as defined in the 1995 Amended and Restated Credit Agreement dated as of July 1, 1995 between the Borrower, the Bank and First Union National Bank of North Carolina (for itself and as Agent) (as amended, restated, modified or supplemented, the "Credit Agreement")), at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (as the Bank's Agent and for the benefit of the Bank), High Point, North Carolina, in lawful money of the United States of America, the principal amount of Thirteen Million Four Hundred Thousand and No/100 Dollars ($13,400,000). This Revolving Credit Note shall bear interest on the outstanding principal balance from time to time as provided in the Credit Agreement and interest shall be payable at the times set forth in the Credit Agreement.

          Notwithstanding the foregoing, the Borrower shall be liable for payment to the Bank only for such principal amount of the Wachovia Revolving Loan (as defined in the Credit Agreement) as is outstanding, together with interest at the rate per annum as aforesaid on the principal amount outstanding from the date of advance.

          This Note is the Wachovia Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of that Second Amended and Restated Wachovia Revolving Credit Note dated March 6, 1995. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

          In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorneys' fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.

     [CORPORATE SEAL]              CULP, INC.

     ATTEST:                       By:  _________________________
                                        ________President
     ______________________
     Secretary

                                                        Exhibit 3


                             SUBSIDIARIES


     1.   Culp International, Inc.

     2.   Guilford Printers, Inc.

     3.   3096726 Canada Inc.

     4.   Rayonese Textile Inc.

                                                        Exhibit 4


     Existing Liens.     Other than Permitted Encumbrances and
     the liens previously disclosed to the Banks by the pre-closing UCC searches which are summarized on Schedule A attached hereto and incorporated herein by reference and made a part hereof, the Borrower has not granted liens to any other party. However, the Borrower may be asked from time to time to execute UCC financing statements relating to purchases of equipment in order for the vendor of such equipment to perfect a purchase money security interest. As of the Closing Date, no such purchase money security interests have been perfected.


          The following terms are listed with respect to Sections
     7.3 through 7.15 of the Credit Agreement:

          7.3. Financial Condition.     No contingent
     liabilities.

          The Borrower often receives favorable purchase terms from several vendors of equipment. As of the Closing Date, the Borrower owes such vendors an aggregate amount of $10,662,452 (including equipment that the Borrower has committed to purchase, but which it has not yet received), as more specifically described below. Amounts owed by the Borrower relating to equipment that has been received by the Borrower are classified in the Borrower's financial statements as Accounts Payable. Amounts owed by the Borrower relating to equipment that has not yet been received by the Borrower are not reflected in the Borrower's financial statements. The Borrower is not obligated to pay for equipment until such equipment is delivered by the vendor to the Borrower. The indebtedness described below does not bear interest. Also, in some cases, promissory notes are signed, and the vendors may file UCC financing statements to perfect purchase money security interests.

     (i) The Borrower owes American Dornier $3,260,191 relating to the purchase of looms. The Borrower has received 26 looms and expects to receive 20 additional looms by August, 1994. Promissory notes have been signed relating to $679,482 and $610,617. The terms of payment extend to October, 1995.

     (ii) The Borrower owes Staubli Corporation $3,738,219 relating to the purchase of electronic heads and harnesses. The Borrower has received 24 heads and harnesses and expects to receive 8 additional heads and harnesses by September, 1994. No promissory notes have been signed with respect to these obligations. The payment terms extend to October, 1995.

     (iii) The Borrower owes Bonas $715,518 relating to the purchase of electronic jacquard heads. The Borrower expects to receive 14 jacquard heads by August, 1994. A promissory note has been signed in the principal amount of $515,180. The payment terms extend to May, 1995.

     (iv) The Borrower owes Van de Wiele $1,664,687 relating to the purchase of 10 velvet master looms. The Borrower expects to receive the looms in May, 1994 and June, 1994. The Borrower has executed a promissory note, and Van de Wiele expects to file UCC financing statements when the equipment is delivered, although the Borrower has not signed any financing statements yet. The payment terms extend to May, 1995.

     (v) The Borrower owes Parks & Woolson $333,837 relating to the purchase of a finishing line. The Borrower received the finishing line in March, 1994 and will make one lump sum payment in May, 1994.

     (vi) The Borrower owes Guilford Mills $950,000 relating to the purchase of a Stork MBK Printer and Dryer. The Borrower received the equipment in March, 1994. No promissory note was executed. The payment terms call for two equal payments of $475,000, to be paid in May, 1994 and June, 1994.

          7.5. Pending Actions.    From time to time the Borrower
     is named as a party to proceedings that involve the Equal
     Employment Opportunity Commission. The Borrower's management does not believe that any of these proceedings are likely to have a materially adverse effect on its business, taken as a whole.

          7.6. Contingent Liabilities.  None.

          7.7. Tax Controversies.

     a. As previously disclosed to the Banks, Alamance County, North Carolina recently completed a revaluation of real property, resulting in significantly higher tax values for the Borrower's two parcels of real property in Alamance County (both of which are part of the Collateral and secured by the Mortgages). The Borrower has paid a portion of the property taxes, but has filed a protest and requested a hearing with the Alamance County tax authorities. The Borrower argues that the values assigned to both parcels of its real property are too high and has resulted in excessive taxes.

     b. As previously disclosed to the Banks, the Borrower is contesting a use tax imposed by the North Carolina Department of Revenue on Greige paper as a raw material.
     The Borrower has paid the tax and is current, but has filed for a refund on taxes paid and has requested relief for future payments. The Borrower argues that Greige paper is part of its manufacturing process. Prior to its 1992 audit, the Borrower never paid and was never required to pay a tax on Greige paper. The protest hearing with the North Carolina Department of Revenue is scheduled for May 10, 1994.

          7.8. Contracts or Restrictions.    None.

          7.15.     Environmental Matters.   The factual
     disclosures set forth below are based on oral and written reports prepared by Leonhardt Environmental.

          (a) The following plants of the Borrower contain or have contained asbestos: Rossville, Georgia; West Hazelton, Pennsylvania; Anderson, South Carolina; Graham, North Carolina; Burlington, North Carolina; and Stokesdale, North Carolina. Leonhardt Environmental reports that all asbestos in the Borrower's facilities where asbestos has been located has been or is in the process of being, either removed or encapsulated in accordance with applicable law and regulations. The Upholstery Prints plant in Burlington, North Carolina and the Culp Weaving plant in Pageland, South Carolina were both constructed after the 1976 ban on asbestos and asbestos surveys have not been undertaken at these facilities.

          (b) The Borrower has never undertaken a survey or inspection for urea formaldehyde foam insulation.

          (c) Transformers containing PCBs exist on certain of the Borrower's properties. According to Leonhardt
     Environmental, however, all such transformers are properly labeled, not leaking and in compliance with applicable law and regulations.

          (d) Other hazardous materials exist or may exist on properties owned by the Borrower. The presence of hazardous materials and any contamination that may have occurred as a result of such substances is more fully disclosed in the environmental reports that have been previously delivered to the Banks.

          (e) According to Leonhardt Environmental, all appropriate forms and reporting have been completed for each location. Leonhardt Environmental has not investigated whether any of the Borrower's plants or properties are part of a flood plain, flood hazardous area or protected wetland. Surveys should indicate whether such properties are in flood plains or flood hazardous areas.

          (f) According to Leonhardt Environmental, all underground and aboveground storage tanks are in compliance with all applicable laws and regulations.

          (g) Leonhardt Environmental reports that all of the Borrower's locations possess or have applied for necessary permits required by applicable environmental laws or regulations and, to the best of its knowledge, that all plants are in compliance with the provisions of such permits, except for a necessary air permit for the finishing frame at Chromatex in Pennsylvania. Although this permit has been applied for, it has not yet been issued. This permit is required due to activities or other facilities on the Chromatex site and are not attributable to actions by the Borrower.

          (h) A Notice of Noncompliance was received at the Culp Ticking Plant in Stokesdale, North Carolina about which the banks have been informed and in response to which the Borrower has undertaken investigative or corrective action. The Borrower is currently negotiating with Fieldcrest Cannon, the former owner of the site, concerning the contaminate soil and groundwater at the site, and is vigorously pursuing its rights with respect to environmental damage attributable to Fieldcrest Cannon. Leonhardt is aware of no other significant notices or of any lawsuits, consent agreements, citations, orders or similar communications.

                                                        Exhibit 5

     [a form of quarterly officers certificates in form and substance to be agreed upon by the Borrower and the Banks, which shall be designed to set forth the calculation of financial information required to be reported by the Borrower to the Banks and to demonstrate the Borrower's compliance with the financial covenants set forth in this Agreement]

                                                        Exhibit 6



     1.   $5,000,000 Anderson County, South Carolina, Industrial
          Revenue Bonds, Series 1985 (Culp Woven Velvets, Inc.
          Project) (Liens held by First Union National Bank of
          North Carolina as Trustee).

     2.   $1,000,000 Alamance County, North Carolina, Industrial
          Revenue Bonds, Series 1986 A (Culp, Inc. Project)
          (Liens held by First Union National Bank of North
          Carolina as Trustee).

     3.   $7,900,000 Alamance County, North Carolina, Industrial
          Revenue Bonds, Series A and B (Culp, Inc. Project)
          (1988) (Liens held by First Union National Bank of
          North Carolina as Letter of Credit Issuer).

     4.   $3,377,000 Chesterfield County, South Carolina,
          Industrial Revenue Bonds, Series 1988 (Culp, Inc.
          Project) (Liens held by First Union National Bank of
          North Carolina as Letter of Credit Issuer).

     5.   $4,500,000 Guilford County, North Carolina, Industrial
          Development Revenue Bonds, Series 1989 (Culp, Inc.
          Project) (Liens held by Wachovia Bank of North
          Carolina, N.A. as Letter of Credit Issuer and by First
          Citizens Bank & Trust Company as Trustee).

     6.   $6,580,000 Anderson County, South Carolina, Industrial
          Revenue Bonds, Series 1993 (Culp, Inc. Project) (Liens held by First Union National Bank of North Carolina as
          Letter of Credit Issuer).

                                                        Exhibit 7


                       ASSIGNMENT AND ACCEPTANCE

                     Dated _____________ ___, ____


          Reference is made to the 1995 Amended and Restated Credit Agreement dated as of _______________ ___, _____ (the "Credit Agreement") among CULP, INC. a North Carolina corporation (the
     "Borrower"), the BANKS (as defined in the Credit Agreement) and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

          ______________________________________ (the "Assignor")
     and _____________________________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations under the credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $___________) in the Assignor's Revolving Credit Commitment and a _____% interest (which on the Effective Date hereof is $_____________) in the Loans and other amounts owing to the Assignor and a ______% interest in the Note[s] held by the Assignor (which on the Effective Date hereof is $___________________)).

          2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $_____________ and the aggregate outstanding principal amount of Loans and other amounts owing to it
     (without giving effect to assignments thereof which have not yet become effective) is $________________ (Loans of $_______________ and other amounts [specify] of $_____________); (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit
     Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for [a new Note dated
     __________________, _____ in the principal amount of
     $_______________ payable to the order of the Assignee] (new
     Notes as follows: a Note dated _______________, ______ in the principal amount of $____________ payable to the order of the Assignor and a Note dated _______________________
     ____ in the principal amount of $__________________ payable to the order of the Assignee].

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 9.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligation which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, and
     (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate
                                          *
     reduced by an applicable tax treaty].

          4.   The Effective Date for this Assignment and
     Acceptance shall be ____________________ (the "Effective
     Date"). Following the execution of this Assignment and Acceptance, it will be

          *If the Assignee is organized under the laws of a jurisdiction outside the United States.

     delivered to the Agent for execution and acceptance by the Agent [and to the Borrower for execution by the Borrower]**.

          5. Upon such execution and acceptance by the Agent [and execution by the Borrower], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 13.14 and Section 13.16 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

          6. Upon such execution and acceptance by the Agent [and execution by the Borrower]**, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

                              [NAME OF ASSIGNOR]


                              By:  _______________________________
                                   Title:










                              [NAME OF ASSIGNEE]



                              By:  _______________________________
                                   Title:


                              Lending Office:
                              [Address]

               ** Before the occurrence of an Event of Default, if the Assignee is not a Bank prior to the Effective Date.

               ** Before the occurrence of an Event of Default, if the Assignee is not a Bank prior to the Effective Date.

                              FIRST UNION NATIONAL BANK OF
                                NORTH CAROLINA, as Agent


                              By:  _______________________________
                                   Title:

                        (Signatures continued)



                              [NAME OF BORROWER]***



                              By:  _______________________________
                                   Title:


               *** Before the occurrence of an Event of Default, if the Assignee is not a Bank prior to the Effective Date.

                                                       Exhibit 8

     1. The Borrower entered into a factoring arrangement with First Factors Corporation of High Point, North Carolina in 1972. The agreement was revised in 1980 to include all of the Borrower's separate divisions. The agreement can be terminated by either party at any time upon 30 days written notice.

     2. The Borrower entered into a factoring arrangement with Citizens and Southern Commercial Corporation ("C&S") several years ago. NationsBank purchased C&S, and assumed the obligations of C&S under the agreement as NationsBank Factoring. The agreement can be terminated by either party upon 60 days written notice. NationsBank Factoring is used strictly for international sales.

     The Borrower reports, as of the Closing Date, that an amount equal to approximately 8% to 9% of annual sales is factored under the two agreements described above.

                              Schedule A


     Updated 4/14/94
                                                PRECLOSING UCC SEARCHES
                                                        2771.1165




                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)
            CALIFORNIA

      CALIFORNIA SECRETARY OF STATE

         Culp, Inc.

            BancBoston Financial Company  01/30/87                 87025629     Accounts/Contract Rights/Gen. Intang.

         Culp of California, Inc.

            First Factors Corporation                              11/22/82     82217660    Accounts/Contract Rights
                 Continuation                                      08/31/92
                 Continuation                                      06/29/87
            BancBoston Financial Company  01/30/87                 87025630     Accounts/Contract Rights/Gen. Intang.
                 Amendment changing debtor address                 10/16/87

            BancBoston Financial Company  03/02/87                 87051390     Accounts/Contract Rights/Gen. Intang.
                 Continuation                                      12/23/91

         LA, CALIFORNIA

            Clear through 04/05/94

            GEORGIA

      GEORGIA, COOK COUNTY

            Clear through 2/17/94


            MISSISSIPPI

      MISSISSIPPI SECRETARY OF STATE
         Culp, Inc.

            BancBoston Financial Company                           02/02/87     0216509     Accounts/Contract Rights/Gen. Intang.
                 Continuation                                      12/27/91     0599638


                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)

            First Factors Corporation                              06/13/80     80061427    Accounts/Contract Rights
                 Continuation
                 Continuation                                      02/07/90     0453105

         LEE, MS

         Culp of Mississippi, A Division
         of Culp, Inc.

            Barclays American/Commercial, Inc.                     09/10/79     79-4757     Accounts/Contract Rights/Gen. Intang.
                 Amendment to change debtor name to above          09/03/82
                 Continuation                                      08/23/84
                 Amendment to change secured party name            08/13/90

            First Factors Corporation                              06/15/80     80-2248     Accounts/Contract Rights
                 Continuation
                 Continuation                                      02/09/90

         Culp, Inc. dba Culp of Mississippi
            First Factors Corporation                              06/16/80     80-2247     Accounts/Contract Rights
                 Continuation
                 Continuation                                      02/09/90     90-500

         Culp of Mississippi, Inc. A
         Division of Culp, Inc.

            BancBoston Financial Company                           02/06/87     87-539       Accounts/Contract Rights/Gen. Intang.


            NORTH CAROLINA

      NORTH CAROLINA SECRETARY OF STATE

         Culp, Inc.

            Mobilift of Burlington                                 12/14/93     1059190     Specific Equipment

            Pitney Bowes Credit Corporation                        11/15/93     1051177     Comprehensive Equipment of various cos.

            Pitney Bowes Credit Corporation                        11/15/93     1051178     Comprehensive Equipment of various cos.

            First Union National Bank of North Carolina            12/15/89     0632222     Comprehensive

            The Citizens and Southern National Bank,
            as Trustee                                             12/15/89     0632221     Comprehensive

            The Alamance County Industrial Facilities
            and Pollution Control Financing Authority              06/26/86     231702      Fixtures, Machinery, Equipment &
                                                                                            Tangible Personal Property


                                  -2-


                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)

                 Assignment to First Union National Bank           06/26/86     231702
                 UCC-3 Continuation                                04/29/91     0780653

            First Factors Corporation                              02/20/81     8106381     Accounts/Contract Rights
                 UCC-3 Continuation                                09/10/85     146369
                 UCC-3 Continuation                                10/16/90     0723722

            First Factors Corporation                              02/20/81     8106382     Accounts/Contract Rights
                 UCC-3 Continuation                                09/10/85     146370
                 UCC-3 Continuation                                10/16/90     723723

            First Union National Bank of North Carolina            11/16/88     0510620     Fixtures, Machinery, Equipment
                                                                                            & Other Tangible Personal Property
                 UCC-3 Continuation                                08/30/93     1029006

            First Factors Corporation                              06/11/80     8020958     Accounts/Contract Rights
                 UCC-3 Continuation                                01/30/85     0087718
                 UCC-3 Continuation                                02/09/90     0648436

            REH Leasing Company                                    09/23/92     0926464     Specific Equipment
                 Assignment to Central Carolina Bank & Trust
                 (National Association)                            09/23/92     0926464
                 UCC-3 Assignment to Modern Office
                 Machines, Inc.                                    03/10/93     0976248

            IBM Corporation                                        07/16/92     0907921     Specific Equipment

            IBM Corporation                                        07/16/92     0907920     Specific Equipment

            IBM Corporation                                        10/18/91     0827469     Specific Equipment

            IBM Corporation                                        10/18/91     0827468     Specific Equipment

            Wachovia Bank of North Carolina,
            National Association                                   12/02/93     1055828     Comprehensive

            First-Citizens Bank & Trust
            Company, as Trustee                                    12/02/93     1055827     Comprehensive

            Southern Furniture Exposition Building, Inc.           04/29/91     0779930     Goods, Furniture, Fixtures

            Citicorp Dealer Finance                                10/04/93     1038851     Specific Equipment

            Mobilift of Burlington Inc.                            04/16/93     0988647     Specific Equipment

            Citizens and Southern Commercial Corporation           10/29/90     0727133     Accounts/Contract Rights/ Gen. Intang.

            Pitney Bowes Credit Corporation (Lessor)               07/30/90     0701660     Specific Equipment

            Pitney Bowes Credit Corporation (Lessor)               07/30/90     0701659     Specific Equipment

                                  -3-



                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)



            BancBoston Financial Company  02/02/87                 0298904      Accts./Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/30/91     0845834

         Value Fabrics, Inc. a Division
         of Culp, Inc.

            BancBoston Financial Company  02/02/87                 0298907      Accts./Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/30/91     0845835

         Culp Industrial Fabrics, Inc.
         A Division of Culp, Inc.

            BancBoston Financial Company  02/02/87                 0298903      Accts./Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/30/91     0845838

         Culp of Carolina, Inc. a
         Division of Culp, Inc.

            BancBoston Financial Company  02/02/87                 0298902      Accts./Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/30/91     0845833


         Culp of California, a division
         of Culp, Inc.

            Barclays Commercial Corporation                        02/14/91     0758387     Accts./Contract Rights/Gen. Intang.
            Citizens and Southern Commercial Corporation           10/29/90     0727137     Accts./Contract Rights/Gen. Intang.

         Culp Finishing,
         a div. of Culp, Inc.

            First Factors Corporation                              10/07/92     0930642     Accts./Contract Rights/Gen. Intang.

            First Factors Corporation                              03/14/85     0098791     Accts./Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                01/19/90     0641251

            First Factors Corporation                              03/14/85     0098792     Accts./Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                01/19/90     0641252

         Chromatex, a division of
         Culp, Inc.

            First Factors Corporation                              01/19/94     1069254     Accts./Contract Rights/Gen. Intang.

         Rossville Mills, a division
         of Culp, Inc.

            First Factors Corporation                              01/19/94     1069253     Accts./Contract Rights/Gen. Intang.


                                  -4-



                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)

         Culp, Inc. dba Culp-Ticking Div.

            First Factors Corporation                              02/20/81     8106382     Comp. Accounts & Contract Rights
                 UCC-3 Continuation                                09/10/85     146370
                 UCC-3 Continuation                                10/16/90     0723723

         Culp-Ticking Div. Culp, Inc.

            First Factors Corporation                              02/20/81     8106381     Comp. Accounts & Contract Rights
                 UCC-3 Continuation                                09/10/85     146369
                 UCC-3 Continuation                                10/16/90     0723722

            Citizens and Southern Commercial Corporation           10/29/90     0727136     Accts/Contract Rights/Gen. Intang.

         Culp Ticking, Inc. a Division
         of Culp, Inc.

            BancBoston Financial Company  02/02/87                 0298906      Accts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/30/91     0845836

         Culp Decorative Fabrics, Inc.
         A Division of Culp, Inc.

            BancBoston Financial Company  03/02/87                 0307993      Accts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/3/0/91    0845839

         Culp of Mississippi
         Div. of Culp, Inc.

            First Factors Corporation                              06/11/80     8020962     Accts/Contract Rights
                 UCC-3 Continuation                                01/30/85     0087717
                 UCC-3 Continuation                                02/09/90     0648437

            Citizens and Southern Commercial Corporation           10/29/90     0727134     Accts/Contract Rights/Gen. Intang.

         Carolina Converters
         Div. of Culp, Inc.

            First Factors Corporation                              06/11/80     8020961     Accts/Contract Rights
                 UCC-3 Continuation                                01/30/85     0087715
                 UCC-3 Amendment                                   02/27/86     194214
                 UCC-3 Continuation                                02/09/90     0648434

            First Factors Corporation                              06/11/80     8020960     Accts/Contract Rights
                 UCC-3 Continuation                                01/30/85     0087716
                 UCC-3 Amendment to amend name of Debtor to
                 Culp Industrial Fabrics Div. of Culp, Inc.        02/27/86     194213
                 UCC-3 Continuation                                02/09/90     0648435


                                  -5-




                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)

         Culp, Inc. dba
         Carolina Converters

            First Factors Corporation                              07/11/80     8020959     Accts/Contract Rights
                 UCC-3 Continuation                                01/30/85     0087714
                 UCC-3 Amendment to change Debtor name to
                 Culp, Inc. dba Culp Industrial Fabrics            02/27/86     194215
                 UCC-3 Continuation                                02/09/90     0648433

         Caruso Fabrics, a div. of
         Culp, Inc.

            First Factors Corporation                              09/26/83     8345225     Accts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                07/25/88     0475654
                 UCC-3 Continuation                                07/23/93     1018252

         Culp, Inc. dba
         Culp Woven Velvets

            Carolina Forklifts Inc.                                07/23/93     1018599     Specific Equipment

         Culp of Carolina, a tradestyle
         of Culp, Inc.

            First Factors Corporation                              06/14/83     8327970     Accts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                03/03/88     0427178
                 UCC-3 Continuation                                03/6/93      0978585

         Value Fabrics, a tradestyle
         of Culp, Inc.

            First Factors Corporation                              09/26/83     8345225     Accts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                03/03/88     0427183
                 UCC-3 Continuation                                03/16/93     0978564

         Culp of Carolina, a Division
         of Culp, Inc.

            Citizens and Southern Commercial Corporation           10/29/90     0727135     Accts/Contract Rights/Gen. Intang.

         NC, ALAMANCE COUNTY

         Culp, Inc.

            First Union National Bank
            of North Carolina                                      11/15/88     88-4841     Fixtures, Machinery, Equipment &
                                                                                            other tangible personal property
                 UCC-3 Continuation                                08/13/93     93-1915


                                  -6-



                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)



            Citicorp Dealer Finance                                10/05/93     93-2296     Specific Equipment

            Mobilift of Burlington                                 12/08/93     93-2847     Specific Equipment
                 UCC-3 Assignment to Citicorp Dealer Finance       12/08/93     93-2847

            Mobilift of Burlington Inc.                            04/14/93     93-0859     Specific Equipment
                 UCC-3 Assignment to Citicorp Dealer Finance       04/14/93     93-0859

            The Alamance County Industrial Facilities
            and Pollution Control Financing Authority              06/26/86     86-2579     Fixtures, Machinery, Equipment &
                                                                                            other tangible personal property
                 UCC-3 Assignment to First Union National Bank     06/26/86     86-2579
                 UCC-3 Continuation                                04/26/91     91-0851

         NORTH CAROLINA, GUILFORD COUNTY

         Culp, Inc.

            First Factors Corporation                              06/11/80     178992      Accounts/Contract Rights
                 UCC-3 Continuation                                01/30/85     256041
                 UCC-3 Continuation                                02/06/90     357946

            First Factors Corporation                              02/20/81     190347      Accounts/Contract Rights
                 UCC-3 Continuation                                02/20/81     269181
                 UCC-3 Continuation                                10/12/90     370394

            BancBoston Financial Company                           02/12/87     296336      Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/26/91     387888

            First Union National Bank
            of North Carolina                                      12/15/89     355668      Machinery, Equipment, Fixtures
                                                                                            as described on ex. A

            The Citizens and Southern National
            Bank, as Trustee                                       12/15/889    355669      Machinery, Equipment, Fixtures
                                                                                            as described on ex. A

            Citizens and Southern Commercial
            Corporation                                            10/29/90     370994      Accts/Contract Rights/Gen. Intang.

            Southern Furniture Exposition Building, Inc.           04/26/91     378435      Furniture, Fixtures

            REH Leasing Company                                    09/23/92     398583      Specific Equipment
                 UCC-3 Assignment to Central
                 Carolina Bank & Trust                             09/23/92     398583
                 UCC-3 Assignment to Modern Office
                 Machines, Inc.                                    03/09/93     404986

            Wachovia Bank of North Carolina, National Assoc.       12/01/93     415270      Comprehensive

                                  -7-



                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)


            First-Citizens Bank & Trust Company, as Trustee        12/01/93     415271      Comprehensive

         Value Fabrics, Inc., a Division
         of Culp, Inc. and Value Fabrics, Inc.,
         a Tradestyle of Culp, Inc.

            BancBoston Financial Company                           02/12/87     296334      Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/26/91     387886

            First Factors Corporation                              03/03/88     227311      Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                03/03/89     317259
                 UCC-3 Continuation                                03/15/93     405188

         Culp of Carolina, Inc. a Division
         of Culp, Inc. and Culp of Carolina,
         a Tradestyle of Culp, Inc.

            Bancboston Financial Company                           02/12/87     296337       Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/26/91     387889

            First Factors Corporation                              06/14/83     227312      Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                03/03/88     317220
                 UCC-3 Continuation                                03/15/93     405189

            Citizens and Southern Commercial Corporation           10/29/90     370992      Accounts/Contract Rights/Gen. Intang.

         Culp Ticking, a Division of Culp, Inc.

            Citizens and Southern Commercial Corporation           10/29/90     370993      Accounts/Contract Rights/Gen. Intang.

            BancBoston Financial Company                           02/12/87     296335       Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                12/26/91     387887

            First Factors Corporation                              02/20/81     190348      Accounts/Contract Rights
                 UCC-3 Continuation                                09/13/85     269182
                 UCC-3 Continuation                                10/12/90     370395

         Culp of California, A Division
         of Culp, Inc.

            Citizens and Southern Commercial Corporation           10/29/88     370995      Accounts/Contract Rights/Gen. Intang.

            Barclays Commercial Corporation                        02/13/91     375522      Accounts/Contract Rights/Gen. Intang.

         Culp of Mississippi, a Division
         of Culp, Inc.

            First Factors Corporation                              06/11/80     178993      Accounts/Contract Rights
                 UCC-3 Continuation                                01/30/85     256042
                 UCC-3 Continuation                                02/06/90     357949


                                  -8-



                                           DATE     FILING NO.       COLLATERAL     ACTION TO BE TAKEN
                                                                                             (see key)


            Citizens and Southern Commercial Corporation           10/29/90     370991      Accounts/Contract Rights/Gen. Intang.

         Carolina Converters Div. of Culp, Inc.
            First Factors Corporation                              06/11/80     178991      Accounts/Contract Rights
                 UCC-3 Continuation                                01/30/85     256040
                 UCC-3 Continuation                                02/06/90     357947

         Culp Finishing, a div. of Culp, Inc.

            First Factors Corporation                              03/13/85     257905      Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                06/16/90     357055

         Rossville Mills, a division of Culp, Inc.

            First Factors Corporation                              01/18/94     416970      Accounts/Contract Rights/Gen. Intang.

         Caruso Fabrics, a div. of Culp, Inc.

            First Factors Corporation                              09/28/83     232286      Accounts/Contract Rights/Gen. Intang.
                 UCC-3 Continuation                                07/25/88     325558
                 UCC-3 Continuation                                07/22/93     410498



         Culp Ticking-Canada, a div. of Culp, Inc.

            First Factors Corporation                              03/13/85     257904      Accounts/Contract Rights/Gen. Intang.
         Culp, Inc. DBA Culp Woven Velvets

            Carolina Forklifts Inc.                                07/23/93     410838      Specific Equipment
                 UCC-3 Assignment to Citicorp Dealer Finance       07/23/93     410838

         Chromatex, a division of Culp, Inc.

            First Factors Corporation                              01/18/94     416971      Accounts/Contract Rights/Gen. Intang.

            PENNSYLVANIA

      PENNSYLVANIA DEPARTMENT OF STATE

         Chromatex, Inc., a division
         of Culp, Inc.

            First Factors Corporation                              01/14/94     22760600    Accounts, Contract  Rights,
                                                                                            Gen. Intangibles, etc.

                                  -9-


                                                             DATE       FILING NO.         COLLATERAL           ACTION TO BE TAKEN
                                                                                                                         (see key)
        SOUTH CAROLINA

      SOUTH CAROLINA SECRETARY OF STATE

         Culp, Inc.

            First Union National Bank of
            North Carolina, as Trustee                             05/15/91     91-024180   Comprehensive

            First Union National Bank of
            North Carolina                                         03/02/90     90-011650   Comprehensive

            First Union National Bank of
            North Carolina                                         01/04/94     103222A     Comprehensive

         Culp, Inc. dba Culp Woven
         Velvets

            Carolina Forklifts, Inc.                               08/02/93     140338A     Specific Equipment
                 Assignment to Citicorp Dealer Finance             08/02/93     140338A

         SC, ANDERSON COUNTY


         Culp, Inc.

            First Union National Bank
            of North Carolina                                      03/02/90     03989       Comprehensive
            First Union National Bank
            of North Carolina                                      01/03/94     12028       Comprehensive

         Culp Woven Velvets, Inc.

            First Union National Bank,
            as Trustee                                             12/23/85     85-92859    Comprehensive
                 Continuation                                      ?            90-06156

            First Union National Bank,
            as Trustee                                             12/27/86     85-92883    Comprehensive
                 UCC-3 Amendment changing
                 debtor's address                                  03/07/?
                 UCC-3 Continuation                                12/21/90
                 UCC-3 Amendment changing name
                 to Culp, Inc.                                     05/14/91
                 UCC-3 Amendment changing address
                 of debtor                                         03/07/



                                                -10-





                                                            DATE       FILING NO.         COLLATERAL           ACTION TO BE TAKEN
                                                                                                                        (see key)
 SC, CHESTERFIELD COUNTY

 Culp, Inc.
            First Union National Bank
            of North Carolina                                      12/28/88     000774      Comprehensive


         KEY:    T - Terminate
                 A - Assign
                 C - Continue
                 AM - Amend
                 PR - Partially Release
                 S - Subordinate
                 N - No Action Require












                                  -11-







                           TABLE OF CONTENTS


                                                                                                           Page



         SECTION 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                              2


         SECTION 2.  Commitment and Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13

                 2.1.        Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13

                 2.2.        Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13


         SECTION 3.  Loans Evidenced by Term Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13

                 3.1.        Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13

                 3.2.        Term Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13

                 3.3.        Repayment of Term Loans   . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             13

                 3.4.        Optional Prepayment of Term Loans   . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             15


         SECTION 4.  Loans Evidenced by Revolving Credit Notes . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             15

                 4.1.        Revolving Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             15

                 4.2.        Payments of Interest and Principal  . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             16

                 4.3.        Termination or Reduction of Revolving Credit Commitments  . . . . . . . . . . .
                                                                                                             17

                 4.4.        Bankers' Acceptances  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             18


         SECTION 5.  The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             19

                 5.1.        Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             19

                 5.2.        Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             20

                 5.3.        Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             20

                 5.4.        Default Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             20

                 5.5.        Late Charge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             21


         SECTION 6.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             21


         SECTION 7.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             21

                 7.1.        Incorporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             21

                 7.2.        Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             22

                 7.3.        Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             22

                 7.4.        Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             23

                 7.5.        Absence of Pending Actions  . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             23

                 7.6.        Contingent Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             23

                 7.7.        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             23

                 7.8.        Contract or Restriction Affecting Borrower  . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.9.        Absence of Liens for Labor or Materials   . . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.10.       Permits and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.11.       Trademarks, Franchises and Licenses   . . . . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.12.       Adequate Access   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.13.       Parking   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.14.       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             24

                 7.15.       Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             25

                 7.16.       No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             25


         SECTION 8.  Conditions of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .




                                                          -i-


                 8.1.        Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             25



                 8.2.        Closing Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             26


         SECTION 9.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             26

                 9.1.        Financial Reports and Other Data  . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             26

                 9.2.        Taxes and Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             27

                 9.3.        Business and Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             28

                 9.4.        Insurance on Properties   . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             28

                 9.5.        Maintain Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             28

                 9.6.        Right of Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.7.        Condemnation Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.8.        Covenant Extended to Subsidiaries   . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.9.        Borrower's Knowledge of Default   . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.10.       Suits or Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.11.       Observe All Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.12.       Compliance with Laws; Governmental Approvals  . . . . . . . . . . . . . . . . .
                                                                                                             29

                 9.13.       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             30

                 9.14.       Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             30

                 9.15.         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             30

                 9.16.       Shareholders' Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             30

                 9.17.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             30

                 9.18.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             31

                 9.19.       Operating Cash Flow to Interest Expense   . . . . . . . . . . . . . . . . . . .
                                                                                                             31

                 9.20.       Consolidated Funded Debt to Total Capitalization  . . . . . . . . . . . . . . .
                                                                                                             31

                 9.21.       Environmental Provisions and Indemnity  . . . . . . . . . . . . . . . . . . . .
                                                                                                             31

                 9.22.       Title Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             32

                 9.23.       Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             33

                 9.24.       Tax Roll Segregation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             33


         SECTION 10.  Negative Covenants of Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             33

                 10.1.       Limitations on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             33

                 10.2.       Guarantee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             33

                 10.3.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             34

                 10.4.       Consolidation or Merger   . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             34

                 10.5.       Sale of Assets, Dissolution, etc  . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             34

                 10.6.       Change in Ownership; Transfer of Mortgaged Property and Interests in
                             Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             34

                 10.7.       Loans and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             35

                 10.8.       Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             35

                 10.9.         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             35

                 10.10.      Rental Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             35

                 10.11.      Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             35

                 10.12.      Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             35


         SECTION 11.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             36

                 11.1.       Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             36

                 11.2.       Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             38


         SECTION 12.  The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             38

                 12.1.       Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             38

                 12.2.       Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             39

                 12.3.       Lack of Reliance on the Agent   . . . . . . . . . . . . . . . . . . . . . . .

                                  -ii-


                                                                                                             39
                 12.4.       Certain Rights of the Agent   . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             39


                 12.5.       Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             40

                 12.6.       Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             40

                 12.7.       The Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . .
                                                                                                             40

                 12.8.       Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             40

                 12.9.       Reimbursement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             41

                 12.10.      Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             41

                 12.11.      Failure to Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             41

                 12.12.      Resignation or Removal of Agent   . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             42


         SECTION 13.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             42

                 13.1.       Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             42

                 13.2.       Ratable Sharing of Set-Offs, Payments   . . . . . . . . . . . . . . . . . . . .
                                                                                                             43

                 13.3.       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44


                 13.4.       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             46

                 13.5.       Unavailability of Adjusted LIBOR Rate   . . . . . . . . . . . . . . . . . . . .
                                                                                                             47

                 13.6.       Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             47

                 13.7.       Headings; Table of Contents   . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             47

                 13.8.       Lawful Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             48

                 13.9.       Conflict of Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             48

                 13.10.      Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             48

                 13.11.      Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             49

                 13.12.      Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             49

                 13.13.      Enforceability of Agreement   . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             49

                 13.14.      Stamp or Other Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             49

                 13.15.      Counterparts and Effectiveness  . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             49

                 13.16.      Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             49

                 13.17.      Liens; Set Off by Banks   . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             50

                 13.18.      Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             50

                 13.19.      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             50

                 13.20.      Survival of Certain Provisions Upon Termination   . . . . . . . . . . . . . . .
                                                                                                             50

                 13.21.      Accounting Terms and Computations   . . . . . . . . . . . . . . . . . . . . . .
                                                                                                             50

                 13.22.      Obligations Several   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                                                         -iii-

